FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207361-09

CSAIL 2018-CX12 Commercial Mortgage Trust

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC (SEC FILE NO. 333-207361) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037

This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and neither Credit Suisse Securities (USA) LLC nor the other underwriters (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you prior to the time of sale, including as part of the Preliminary Prospectus referred to herein relating to the CSAIL 2018-CX12 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The information supersedes any such information previously delivered.  The information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Free Writing Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the assumptions used in preparing the Computational Materials, or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this Free Writing Prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

DESCRIPTION OF THE QUEENS PLACE WHOLE LOAN

The following is a summary of the principal provisions of the Queens Place Whole Loan. The Whole Loan is comprised of: (i) one promissory note in the original principal amount of $42,000,000, identified as note A (“Note A” or the “Queens Place Mortgage Loan”), (ii) one senior subordinate promissory note in the original principal amount of $43,000,000, identified as note B-1 (“Note B-1” or the “Queens Place Trust Subordinate Companion Loan”), and (iii) one junior subordinate promissory note in the original principal amount of $15,000,000, identified as note B-2 (“Note B-2” or the “Queens Place Non-Trust Subordinate Companion Loan”). The Queens Place Mortgage Loan, the Queens Place Trust Subordinate Companion Loan and the Queens Place Non-Trust Subordinate Companion Loan are collectively referred to as the “Queens Place Whole Loan”. Note A, Note B-1 and Note B-2 are individually referred to as a “Note” and collectively referred to as the “Notes.” On the Closing Date, the outstanding principal balance of the Queens Place Whole Loan is expected to be $100,000,000. The holders of the Queens Place Whole Loan are subject to the terms of the Co-Lender Agreement described under “The Whole Loans—The Serviced AB Whole Loan—The Queens Place Whole Loan” in this prospectus.

This summary does not purport to be complete and is qualified in its entirety by reference to the Queens Place Loan Agreement, dated as of the Origination Date (as amended from time to time, the “Queens Place Loan Agreement”), among MIR Queens Place Associates, LLC (the “Borrower”), and Natixis Real Estate Capital LLC (and its successors and assigns, the “Lender”), and the other documents executed by the Borrower and other applicable parties in connection with the origination of the Queens Place Whole Loan (collectively, the “Queens Place Loan Documents”).

General

The Queens Place Whole Loan was originated by the Lender on April 12, 2018 (the “Origination Date”). On the Closing Date, the Loan Seller will assign the Queens Place Trust Subordinate Companion Loan (including all interest that accrues on the Queens Place Trust Subordinate Companion Loan from and after the Cut-off Date) to the Depositor and the Depositor will subsequently assign the Queens Place Trust Subordinate Companion Loan to the Trust. As of the Cut-off Date, the outstanding principal balance of the Queens Place Trust Subordinate Companion Loan is $43,000,000. The Queens Place Loan Documents provide that the Borrower is required to make monthly payments of interest and principal as described in the Queens Place Loan Agreement. See “—Payments on the Queens Place Whole Loan” below.

The Queens Place Whole Loan is a 10-year fixed rate interest-only mortgage loan with a stated maturity date of May 5, 2028 (the “Stated Maturity Date”). The “Maturity Date” of the Queens Place Whole Loan is the date on which final payment of principal on the Notes becomes due and payable, whether at the Stated Maturity Date, by declaration of acceleration or otherwise. The Queens Place Whole Loan is evidenced by the Notes, as described above, and is secured by the Queens Place Mortgaged Property.

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The following table sets forth summary information regarding each of the Notes that comprise the Queens Place Whole Loan.

Note	Trust/Non-Trust	Subordinate To	Original Principal Balance	Note Rate(4)
Note A	Trust(1)	None	$42,000,000	4.51870300%
Note B-1	Trust(2)	Note A	43,000,000	4.51870300
Note B-2	Non-Trust(3)	Note B-1	15,000,000	8.00000000
Total/Wtd. Average			$100,000,000	5.04089755%

(1)	Note A will be included in the mortgage pool owned by the CSAIL 2018-CX12 Commercial Mortgage Trust and will back the Pooled Certificates.

(2)	Note B-1 will be included in the mortgage pool owned by the CSAIL 2018-CX12 Commercial Mortgage Trust and will back the Loan-Specific Certificates.

(3)	Note B-2 will not be included in the mortgage pool owned by the CSAIL 2018-CX12 Commercial Mortgage Trust.

(4)	Each Note accrues interest at the applicable Note Rate (each a “Note Rate”).

Security

The Queens Place Whole Loan is secured by, among other things, all assets owned from time to time by the Borrower, including the Queens Place Mortgaged Property, the revenues from the Queens Place Mortgaged Property, and all other tangible and intangible property (including any collateral in connection with a defeasance) in respect of which the Lender is granted a lien under the Queens Place Loan Documents, and all proceeds of the foregoing.

Guaranty; Non-Recourse Provisions and Exceptions

On the Origination Date, Madison NYC Core Retail Holdings LLC, a Delaware limited liability company (the “Madison Guarantor”), and Forest City Enterprises, L.P., a Delaware limited partnership (the “Forest City Guarantor”, and together with the Madison Guarantor, individually or collectively and jointly and severally, as the context may require (the “Guarantor”), entered into a Guaranty of Recourse Obligations (the “Guaranty”) in favor of the Lender, pursuant to which the Guarantor jointly and severally agreed to absolutely, irrevocably and unconditionally guaranty to the Lender and its successors and assigns, the full, prompt and complete payment within five business days after written demand by the Lender of the Borrower’s Recourse Liabilities under the Queens Place Loan Agreement (the “Guaranteed Obligations”).

The Guaranteed Obligations include any loss, damage, cost, expense, liability, claim or other obligation incurred by the Lender (including attorneys’ fees and costs reasonably incurred), arising out of or in connection with the following (collectively, “Borrower’s Recourse Liabilities”):

(i)        fraud or intentional misrepresentation by the Borrower or any Guarantor in connection with the Queens Place Whole Loan;

(ii)       the gross negligence or willful misconduct of the Borrower;

(iii)      the breach of any representation, warranty, covenant or indemnification in any Mortgage Loan document concerning environmental laws or hazardous substances;

(iv)      intentional physical waste or after a Loan Event of Default, the removal or disposal of any portion of the Queens Place Mortgaged Property, which is not replaced with property of equal or greater value;

(v)       the misapplication or conversion by the Borrower in violation of the Queens Place Loan Documents of (x) any insurance proceeds paid by reason of any loss, damage or destruction to the Queens Place Mortgaged Property, (y) any Award received in connection with the condemnation or eminent domain proceeding affecting the Queens Place Mortgaged Property, or (z) any rents, refund of real estate taxes or amounts in any subaccount (including any

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distributions or payments to members/partners/shareholders of the Borrower during a period which the Lender did not receive the full amounts required to be paid to the Lender under the Queens Place Loan Documents);

(vi)        the creation of a lien as a result of the failure to pay any charges for labor or materials or other charges that can create liens on any portion of the Queens Place Mortgaged Property unless such charges are the subject of a bona fide dispute in which the Borrower is contesting the amount or validity thereof;

(vii)       any security deposits collected with respect to the Queens Place Mortgaged Property which are not delivered to the Lender upon a foreclosure of the deed of trust or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the leases prior to the occurrence of the Loan Event of Default that gave rise to such foreclosure or action in lieu thereof;

(viii)      a bad faith act or omission of any of the Borrower, the Sole Member or the Guarantor not made in good faith which hinders, delays or interferes with the Lender’s enforcement of its rights under the Queens Place Loan Agreement or under any other Loan Document or the realization of the collateral, including the assertion by any of the Borrower, the Sole Member or the Guarantor of defenses or counterclaims other than compulsory counterclaims;

(ix)       the Borrower’s indemnifications of the Lender with respect to the securitization indemnification set forth in the Queens Place Loan Agreement;

(x)        a breach of the special purpose entity covenant set forth in the Queens Place Loan Agreement that does not result in a substantive consolidation of the Borrower with another Person;

(xi)       any intentional material breach or violation of any Condominium Agreement by the Borrower or on behalf of the Borrower; and

(xii)       without the Lender’s prior written consent, any agreement by or on behalf of the Borrower to amend the Condominium Agreements (to the extent such consent is required under the Queens Place Loan Agreement or the Condominium Agreements).

In addition, the Queens Place Whole Loan will be fully recourse to the Borrower and the Guarantor, jointly and severally, upon:

(i)         the occurrence of a Loan Event of Default, provided that notwithstanding the foregoing, no recourse will arise under the Queens Place Loan Agreement if the sole reason that the transfer was not a permitted transfer is that the Borrower failed to provide the Lender proper notice of such transfer as required by the Queens Place Loan Agreement;

(ii)        a breach of the special purpose entity covenant set forth in the Queens Place Loan Agreement that results in a substantive consolidation;

(iii)       the occurrence of any condition or event described in either (y) a Loan Event of Default due to an event set forth in clause (f) of the definition of Loan Event of Default, unless, with respect to the occurrence of the event described in clause (ii) thereof, the Borrower is unable to pay its debts generally as they become due as a result of insufficient cash flow from the Queens Place Mortgaged Property, or (z) a Loan Event of Default due to an event set forth in clause (g) of the definition of Loan Event of Default, and, with respect to such Loan Event of Default, either the Borrower, the Sole Member, the Guarantor or any Person owning an interest (directly or indirectly) in the Borrower, the Sole Member or the Guarantor causes such event or condition to occur (by way of example, but not limitation, such Person files a bankruptcy petition), consents to, solicits or colludes to cause such condition or event or fails to contest such condition or event; and

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(iv)       without the Lender’s prior written consent, any agreement by or on behalf of the Borrower (to the extent such consent is required under the Queens Place Loan Agreement or the Condominium Agreements) to terminate the Condominium Agreements, or any action for partition of the Queens Place Mortgaged Property (or any portion thereof or interest therein) or any similar actions instituted, prosecuted or consented to by the Borrower or any Affiliate of the Borrower or caused due to a default under the Condominium Agreements by the Borrower or any Affiliate of the Borrower.

Notwithstanding anything to the contrary contained in the Queens Place Loan Documents, after the foreclosure by the Mezzanine Lender under the Mezzanine Loan Documents, in accordance with the Intercreditor Agreement, resulting in the direct interests in the Borrower no longer being vested in the Sole Member, or the assignment to the Mezzanine Lender or its designee or nominee of such interests in lieu thereof (either of such dates, the “Vesting Date”), the Guarantor will be released with respect to matters first arising out of or in connection with actions, events or conditions first occurring after the Vesting Date. The Guarantor is required to maintain a net worth in excess of $50,000,000 and liquid assets in excess of $5,000,000.

An “Affiliate” is any other Person that directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an affiliate of such Person.

The “Manager” is Madison International Realty PM, LLC, a Delaware limited liability company, or any successor, assignee or replacement manager appointed by the Borrower in accordance with the Queens Place Loan Agreement.

A “Person” is any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

The “Sole Member” of the Borrower is MIR Queens Place Mezz, LLC, a Delaware limited liability company.

Payments on the Queens Place Whole Loan

Payments of interest on the Queens Place Whole Loan are required to be made on the 5th day of each calendar month (or if such date is not a business day, the immediately preceding business day), beginning on June 5, 2018, until and including the Stated Maturity Date (each a “Loan Payment Date”); provided, however, that the Lender may elect once during the term of the Queens Place Whole Loan prior to a sale, assignment, participation or securitization, in whole or in part, of the Queens Place Whole Loan, in its sole discretion, to change the date on which scheduled payments are due under the Queens Place Whole Loan upon written notice thereof to the Borrower setting forth such changed date, in which event, upon the effective date of such notice, the Loan Payment Date will be the date set forth in such notice; provided, however, that such change date will in no case be earlier than the 5th day of each calendar month or, if such day is not a business day, the immediately preceding business day.

On each Loan Payment Date, the Borrower will be required to pay to the Lender interest on the unpaid principal of each Note accrued at the related Note Rate (the “Monthly Debt Service Payment Amount”) (including, from and after any partial defeasance, any payments received under any Defeased Note). The Monthly Debt Service Payment Amount will be applied first to accrued and unpaid interest.

Except during the continuance of a Loan Event of Default, all proceeds of any repayment, including any permitted prepayments, of the Queens Place Whole Loan will be applied by the Lender in the following order of priority: first, accrued and unpaid interest on each Note at the applicable Note Rate; second, to principal; third, to any other amounts then due and owing under the Queens Place Loan Documents, including the Yield Maintenance Premium, if applicable (if such repayment or prepayment occurs prior to the Stated Maturity Date). Notwithstanding the foregoing, if (i) no Loan Event of Default

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then exists, the Yield Maintenance Premium will not be due in connection with a prepayment of the Queens Place Whole Loan on or after the Open Prepayment Date and (ii) there exists a Loan Event of Default, then, irrespective of when prepayment is made, Lender will be entitled to receive, in addition to the unpaid principal and accrued interest and other sums due under the Queens Place Loan Documents, an amount equal to the Yield Maintenance Premium.

Allocations as between each of the Notes will be as specified in the Co-Lender Agreement. See “The Whole Loans—The Serviced AB Whole Loan—The Queens Place Whole Loan” in this prospectus.

After the occurrence and during the continuance of a Loan Event of Default, each Note will bear interest at a per annum rate equal to the lesser of (i) the maximum rate permitted by applicable law or (ii) 5% above the applicable Note Rate, compounded monthly (the “Default Rate”).

If any principal, interest or any other sum due under the Queens Place Loan Documents (other than the principal balance due and payable on the Maturity Date or on any other earlier date as a result of an acceleration of the Queens Place Whole Loan) is not paid by the Borrower within the later of (i) 5 days from the date on which such sum is due (after the expiration of any applicable grace or cure periods) or (ii) subject to any other applicable grace or cure period, if any the date on which such sum is due, the Borrower will be required to pay an amount equal to the lesser of 5% of such unpaid sum or the maximum amount permitted by applicable law (the “Late Payment Charge”). Any such amount will be secured by the Queens Place Loan Documents to the extent permitted by law. See “—Prepayment” below.

The Queens Place Whole Loan does not require regularly scheduled payments of principal prior to the Maturity Date. The outstanding principal balance of the Queens Place Whole Loan, to the extent not prepaid, will be payable on the Maturity Date or such earlier date as may result from acceleration, together with all accrued and unpaid interest (including Excess Interest) on the outstanding principal balance of the Queens Place Whole Loan through the end of the Loan Interest Accrual Period preceding the Maturity Date and all other amounts then due under the Queens Place Loan Documents.

The Borrower may prepay the Queens Place Whole Loan in whole, but not in part, and any other amounts outstanding under the Queens Place Whole Loan or any of the Queens Place Loan Documents, without payment of the Yield Maintenance Premium or any other prepayment premium, penalty or fee, provided that no Loan Event of Default then exists; provided, however, that such notice must be revocable up to 2 business days at any time during the Open Prepayment Date. See “—Prepayment “below.

In certain instances, the Queens Place Whole Loan may be required to be prepaid in the event of a casualty or condemnation. See “—Risk Management—Casualty” and “—Risk Management—Condemnation”.

The “Loan Interest Accrual Period” means, with respect to any Loan Payment Date, the period commencing on (and including) the 5th day of the prior calendar month and ending on (and including) the 4th day of the next occurring calendar month. Notwithstanding the foregoing, in the event that the Lender elects to change the date on which scheduled payments under the Queens Place Whole Loan are due, as described in the definition of “Loan Payment Date”, from and after the effective date of such election, each Loan Interest Accrual Period will commence on the day of each month in which such changed Loan Payment Date occurs and end on the day immediately preceding the following Loan Payment Date, as so changed.

The “Open Prepayment Date” is the Loan Payment Date which is closest to, but not later than, the 60th day prior to the Stated Maturity Date for the Queens Place Whole Loan.

“Yield Maintenance Premium” means a prepayment fee equal to the greater of (i)(x) on or prior to the Defeasance Lockout Expiration Date (defined below), 3% of the amount of the Queens Place Whole Loan being prepaid and (y) after the Defeasance Lockout Expiration Date, 1% of the principal amount of the Queens Place Whole Loan being prepaid and (ii) the product obtained by multiplying (A) the principal

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amount of the Queens Place Whole Loan being prepaid, by (B) the excess (if any) of the Monthly Note Rate over the Assumed Reinvestment Rate, by (C) the Present Value Factor.

The “Monthly Note Rate” means 1/12th of the Mortgage Rate, expressed as a decimal calculated to five digits.

The “Assumed Reinvestment Rate” means 1/12th of the yield rate equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the first day of the Stated Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the Queens Place Whole Loan, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date of such prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

The “Present Value Factor” means the factor that discounts to present value the costs resulting to the Lender from the difference in interest rates during the months remaining between the date of prepayment and the Open Prepayment Date, using the Assumed Reinvestment Rate as the discount rate, with monthly compounding.

Prepayment

On the Open Prepayment Date or on any Loan Payment Date thereafter prior to the Stated Maturity Date, the Borrower is permitted to voluntarily prepay the Queens Place Whole Loan, in whole but not in part, upon 5 business days’ notice and will not be required to pay the Yield Maintenance Premium or any other prepayment premium and without effecting a Defeasance (as defined below), provided that no Loan Event of Default then exists; provided, however, that such notice must be revocable by the Borrower up to 2 business days prior to the schedule prepayment date. In addition, the Borrower will be permitted to voluntarily prepay the Queens Place Whole Loan in whole or in part after the Defeasance Lockout Expiration Date upon 30 days’ prior written notice (or such shorter period the Lender may consent to), and if such prepayment occurs prior to the Open Prepayment Date, such payment will be required to be accompanied by the Yield Maintenance Premium.

If any such payment is made on any date other than the Open Prepayment Date or any Loan Payment Date prior to the Stated Maturity Date, such payment must be accompanied by a payment in an amount equal to all interest on the unpaid principal through the end of the Loan Interest Accrual Period during which such payment is made.

If all or any portion of the principal balance of the Queens Place Whole Loan is paid to the Lender during the continuance of a Loan Event of Default, the Borrower will be required to pay a Yield Maintenance Premium on the amount of such payment.

Defeasance

On any business day after the earlier of (i) April 12, 2021 and (ii) the date that is two years from the “start-up day” within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended (the “Code”) of the securitization trust established in connection with the last securitization holding the final portion of the Queens Place Whole Loan to be securitized (such date, the “Defeasance Lockout Expiration Date”), the Borrower may voluntarily defease the entire outstanding principal balance of the Queens Place Whole Loan (a “Full Defeasance”) or a portion of the outstanding principal balance of the Queens Place Whole Loan (a “Partial Defeasance”) (any such Full Defeasance or Partial Defeasance, a “Defeasance”), provided that no Loan Event of Default has occurred unless such Loan Event of Default will be cured by Defeasance, upon the satisfaction of the following conditions:

(i)       the Borrower gives the Lender not less than 30 business days prior written notice (or such shorter period as the Lender may consent to) specifying a date (the “Defeasance Date”) on which a Defeasance Deposit (defined below) is to be made, which the Borrower may revoke such notice by no later than 3 business days before the scheduled Defeasance Date;

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(ii)        payment to the Lender of (a) all accrued and unpaid interest on the unpaid outstanding principal balance of the Notes to and including the Defeasance Date and (b) the scheduled amortization payment due on such Defeasance Date;

(iii)       payment to the Lender of all other sums, not including scheduled interest or principal payments, then due and payable under the Note and under the other Queens Place Loan Documents;

(iv)       payment to the Lender of an amount equal to the sum of (x) an amount sufficient to purchase U.S. Obligations which provide payments that will meet the Scheduled Defeasance Payments (defined below), (y) costs and expenses incurred or to be incurred in the purchase of the U.S. Obligations and (z) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the Defeasance (collectively, the “Defeasance Deposit”);

(v)        payment to the Lender of all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with such Defeasance, including reasonable out-of-pocket attorneys’ fees;

(vi)       in the case of a Partial Defeasance, the execution and delivery by the Borrower of all necessary documents to amend and restate the Note A, Note B-1 and Note B-2, and issue 6 substitute notes for the Note A, Note B-1 and Note B-2, three having principal balances equal to the defeased portion of the original Note A, Note B-1 and Note B-2, respectively (collectively, the “Defeased Note”) and the other three having a principal balance equal to the undefeased portion of the original Note (collectively, the “Undefeased Note”); provided, however, that such Defeased Note and Undefeased Note may not be cross-defaulted. The Defeased Note and Undefeased Note will be required to have terms identical to the terms of each related Note, except for the principal balance and a pro rata allocation of the Monthly Debt Service Payment Amount. After a Partial Defeasance, all references in the Queens Place Loan Documents to the term “Note” will mean and be deemed to refer to the Undefeased Note, unless expressly provided to the contrary. A Defeased Note cannot be the subject of any further Defeasance;

(vii)       delivery to the Lender of:

(A)       a security agreement, in form and substance reasonably satisfactory to the Lender, creating a first priority lien on the Defeasance Deposit and the U.S. Obligations (the “Security Agreement”) purchased on behalf of the Borrower with the Defeasance Deposit in accordance with the Queens Place Loan Agreement;

(B)       an officer’s certificate of the Borrower or successor borrower certifying that the requirements set forth in the defeasance provisions of the Queens Place Loan Agreement have been satisfied;

(C)       a customary opinion of counsel for the Borrower in form and substance reasonably satisfactory to the Lender stating, among other things, that (1) the Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations purchased by the Lender on behalf of the Borrower, (2) that the Security Agreement is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms and that (3) any REMIC trust formed pursuant to a securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such defeasance;

(D)       a customary certificate from an accounting firm acceptable to the Lender which certifies that the U.S. Obligations are sufficient to make the Scheduled Defeasance Payments;

(E)       at the Lender’s reasonable request, following a securitization, a Rating Comfort Letter from each applicable rating agency with respect to such Defeasance; and

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(F)       such other certificates, documents or instruments as the Lender may reasonably request.

To the extent the Queens Place Trust Subordinate Companion Loan has been defeased, the Queens Place Trust Subordinate Companion Loan will continue to be represented by Note B-1, which will be paid from the defeasance collateral and will not be collateralized by the Queens Place Mortgaged Property.

“Scheduled Defeasance Payments” means (x) in the case of a Full Defeasance, the Monthly Debt Service Payment Amount required under the Notes (or Undefeased Notes, as the case may be) together with the unpaid outstanding principal balance of the Notes (or Undefeased Notes, as the case may be) payable on the Stated Maturity Date and (y) in the case of a Partial Defeasance, the Monthly Debt Service Payment Amount multiplied by the Defeasance Percentage together with the unpaid principal of the Defeased Note payable on the Stated Maturity Date.

“Defeasance Percentage” means the percentage derived by dividing, (i) in the case of an initial Partial Defeasance, the original principal amount of the Defeased Note by the original principal amount of the Note or (ii) in the case of a subsequent Defeasance, the amount of the subsequent Defeased Note by the original principal amount of its corresponding Undefeased Note.

“U.S. Obligations” means direct non-callable obligations backed by the full faith and credit of the United States of America.

Release of Immaterial Parcel

Upon the Borrower’s written request the Lender will within 30 days of satisfaction of the last to be satisfied of the conditions to release set forth in the Queens Place Loan Agreement, release the non-income producing portion of the Queens Place Mortgaged Property identified in the Queens Place Loan Agreement (the “Immaterial Parcel”) from the lien of the security instrument; provided that the following conditions are met (unless the Lender, in its sole discretion, elects to waive one or more of the following) to the Lender’s reasonable satisfaction:

(a)       the Borrower has delivered a request therefore to the Lender not less 30 days and not more than 90 days prior to the anticipated release date of the Immaterial Parcel;

(b)       both immediately before such release and immediately thereafter no Loan Event of Default exists and is continuing;

(c)       the representations and warranties made in the Queens Place Loan Agreement and the other Queens Place Loan Documents are true and correct in all material respects on and as of the date of such release (and giving effect to such release) subject to update for factual circumstances occurring on or after the date hereof that are not the result of a breach under the Queens Place Loan Documents; provided, however, that without waiving any rights or remedies which the Lender may have under the Queens Place Loan Agreement as a result thereof, the Borrower will advise the Lender of any facts or circumstances arising after the closing date which are necessary to render such representations and warranties true, correct and complete in all material respects;

(d)       the Borrower pays all reasonable out-of-pocket expenses incurred by the Lender and the Rating Agencies, if any (including reasonable attorneys’ fees) in connection with such release;

(e)       (i) the Immaterial Parcel will remain subject to any reciprocal easement agreements (each an “REA”) affecting the Queens Place Mortgaged Property (if the Immaterial Parcel is subject to such REA immediately prior to the release) and (ii) to the extent necessary for the Queens Place Mortgaged Property continuing to be subject to the lien of the security instrument after such release (the “Remaining Property”) to remain in compliance with all applicable legal requirements, leases, the Permitted Encumbrances or any other instrument of record encumbering the Queens Place Mortgaged Property, a new REA in the form and substance satisfactory to the Lender between the Immaterial Parcel

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and the Remaining Property will be executed which new REA will provide among other things, pedestrian and vehicular access across the Immaterial Parcel to the Remaining Property which access will be uninterrupted even during periods of construction;

(f)       in connection with the release of the Immaterial Parcel no tenant may terminate or void its lease for purposes of relocating to the Immaterial Parcel;

(g)       the conveyance of the Immaterial Parcel will not cause any portion of the Remaining Property to be in violation of any applicable legal requirements, any instrument of record encumbering the Remaining Property, the leases or the other Permitted Encumbrances;

(h)       if the Loan or any portion thereof is included in a REMIC Trust, immediately following a release of the Immaterial Parcel, the ratio of the unpaid principal balance of the Queens Place Whole Loan to the value of the Remaining Property will not exceed 125%) (such value to be determined, in the Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust, based solely on real property and excluding any personal property and going concern value, if any); provided, however, if the Borrower fails to satisfy the requirements set forth in this clause (h), the Borrower may (1) make a prepayment, including any applicable Yield Maintenance Premium payable in respect of the principal sum being prepaid, in an amount necessary so that after giving effect to such prepayment the requirements of this clause (h) are satisfied or (2) deliver to the Lender an opinion of counsel opining that if such amount is not paid, the securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of the Immaterial Parcel;

(i)       the Immaterial Parcel constitutes a separate, legally subdivided parcel of land and a separate tax lot;

(j)       the Borrower will submit to the Lender, not less than 10 days prior to the date of such release:

(i)       a release of lien for the Immaterial Parcel (for execution by the Lender) in the form attached in the related Queens Place Loan Agreement;

(ii)       evidence reasonably satisfactory to the Lender that (A) the Immaterial Parcel and the Remaining Property have been legally subdivided into separate parcels, (B) the Remaining Property complies in all material respects with all zoning laws and all other applicable legal requirements, (C) no portion of the Remaining Property will for any purpose whatsoever be part of a tax lot with all or part of any of the Immaterial Parcel (D) from and after the date of the release, no portion of the Remaining Property will with respect to any contractual requirement or applicable legal requirement (including zoning approvals, building code violations and parking requirements) be materially and adversely affected by any act, omission or event occurring on, at or relating to the Immaterial Parcel except to the extent governed by an REA, (E) the Remaining Property has vehicular and pedestrian access for the contemplated uses thereof to dedicated roads and (F) the Remaining Property (taking into account all parking easements provided any REA) has adequate parking to satisfy any and all legal requirements and all requirements of any reciprocal easement agreements, the leases and any and all other agreements, instruments and/or restrictions affecting the Queens Place Mortgaged Property;

(iii)       a survey of the Immaterial Parcel and the Remaining Property prepared by a surveyor licensed in the applicable State and reasonably satisfactory to the Lender and containing a certification of such surveyor reasonably satisfactory to the Lender;

(iv)       if such release occurs after a securitization, an opinion of counsel for the Borrower in form reasonably satisfactory to the Lender stating that the release of the Immaterial Parcel will not adversely affect the status of any REMIC Trust formed in connection with a securitization;

(v)       an officer’s certificate certifying that (i) such documentation (A) is in compliance with all legal requirements, and (B) will not impair or otherwise adversely affect the liens under the

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Queens Place Loan Documents on the Remaining Property and (ii) that Borrower has complied with the requirements of the Queens Place Loan Agreement;

(vi)       an amendment to the Condominium Agreements in form and substance satisfactory to the Lender and consented to by all parties required to consent under the Condominium Agreements which will, among other things, remove from the description from the common elements the Immaterial Parcel.

(vii)       such endorsements to the Title Policy insuring the lien of the security instrument confirming to the Lender’s reasonable satisfaction the continuing first lien priority of the security instrument as to the Remaining Property; and

(k)       the Guarantor will execute and deliver a reaffirmation of the Guaranty in form and substance reasonably acceptable to the Lender confirming that the release of the Immaterial Parcel does not reduce or diminish Guarantor’s obligations under the Guaranty and that such Guaranty remains in full force and effect.

The “Title Company” is First American Title Insurance Company.

A “Title Policy” means the title insurance policy insuring the lien of the security instrument issued by the Title Company.

Reserves

Required Repairs Reserve. At origination, the Borrower deposited with the Lender $4,675.00, set forth under the Queens Place Loan Documents, being required to perform and complete the required repairs and environmental remedial work, which amounts will be required to be transferred into an account (the “Required Repairs Subaccount”).

Tax and Insurance Funds. On each Loan Payment Date, the Borrower is required to pay (i) 1/12th of the real estate taxes (other than Assessments (defined below) payable by the Borrower in connection with the Condominium) that the Lender estimates will be payable during the next 12 months and (ii) 1/12th of the insurance premiums that the Lender estimates will be payable for the renewal of coverage, which amounts will be required to be transferred into an account (the “Tax and Insurance Subaccount”).

Capital Expense Funds. On each Loan Payment Date, the Borrower is required to pay to the Lender an amount initially equal to $2,788 (the “Capital Reserve Monthly Deposit”), which amount the Lender will be required to transfer into an account (the “Capital Reserve Subaccount”), until the balance on deposit in the Capital Reserve Subaccount equals or exceeds $66,920.40, and thereafter on each Loan Payment Date at any such time as the balance in the Capital Reserve Subaccount is less than $33,460 (or if the Borrower has elected to provide an acceptable letter of credit (the “Capital Reserve LOC”) in accordance with the provisions of the Queens Place Loan Agreement and such Capital Reserve LOC is less than $66,920). Additionally, upon 30 days’ notice to the Borrower, the Lender, in its reasonable discretion, may reassess the amount of the Capital Reserve Monthly Deposit (based upon current underwriting standards).

Rollover Reserve. The Borrower is required to deposit on each Loan Payment Date an amount initially equal to $27,884 until the balance on deposit in the Rollover Reserve Subaccount equals or exceeds $1,338,408 and thereafter on each Loan Payment Date at any such time as the balance in the Rollover Reserve Subaccount is less than $669,204 (or if Borrower has elected to provide an acceptable letter of credit (the “Rollover Reserve LOC”) in accordance with the provisions of the Queens Place Loan Agreement and such Rollover Reserve LOC is less than $1,338,408) (the “Rollover Reserve Subaccount”).

Operating Expense Subaccount. Rents attributable to the budgeted operating expenses incurred by the Borrower and have been approved by the Lender (the “Approved Operating Expenses”) for the

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upcoming calendar month must be transferred into a subaccount (the “Operating Expense Subaccount”) in accordance with the provisions of the Queens Place Loan Agreement.

Casualty and Condemnation Subaccount. The Borrower will be required to pay, or cause to be paid, to the Lender all insurance proceeds or awards due to any casualty or condemnation in accordance with the provisions of the Queens Place Loan Agreement, which amounts will be required to be transferred into an account (the “Casualty and Condemnation Subaccount”).

Cash Collateral Funds. If a Cash Management Period is continuing (other than as a result of a Primary Tenant Sweep Period), all amounts remaining in the account established by the Lender to receive rents from the Clearing Bank during a cash management period (the “Cash Management Account”), after making payments described in “—Property Cash Flow Allocation” below, if any, will be required to be paid to the Lender, which amounts will be required to be transferred by the Lender into an account (the “Cash Collateral Reserve Subaccount”) to be held by the Lender as cash collateral for the Queens Place Whole Loan, and the Borrower will have no right to receive any disbursements therefrom; provided if no Loan Event of Default exists, the Lender must permit the Borrower to use up to $500,000 in aggregate over the term of the Queens Place Whole Loan from the Cash Collateral Reserve Subaccount for approved leasing expenses, provided further, that (i) there are no funds available in the Rollover Reserve Subaccount to pay for such approved leasing expenses and (ii) Borrower has satisfied all requirements for a disbursement from the Rollover Reserve Subaccount as if such disbursement conditions in are accordance with the provisions of the Queens Place Loan Agreement. Notwithstanding the foregoing, upon the termination of any Cash Management Period (other than as a result of a Primary Tenant Sweep Period), no further deposits will be made into the Cash Collateral Reserve Subaccount and, provided that no Loan Event of Default has occurred and is continuing, all amounts then on deposit in the Cash Collateral Reserve Subaccount will be paid to the Borrower.

Primary Tenant Reserves. If a Primary Tenant Sweep Period is continuing, all amounts remaining in the Cash Management Account after making payments described in “—Property Cash Flow Allocation” below, will be deposited into a subaccount (the “Primary Tenant Reserve Subaccount”) to be held as additional security for the debt.

Condominium Assessments Reserves. On each Loan Payment Date, the Borrower is required to pay 1/12th of the all fees, dues, charges, common expenses, and assessments whether annual, monthly, regular, special or otherwise, payable by the Borrower in connection with the Condominium (the “Assessments”) that the Lender estimates will be payable during the next 12 months into a subaccount (the “Condominium Assessment Subaccount”). If the Lender determines in its reasonable judgment that the funds in the Condominium Assessment Subaccount will be insufficient to pay (or in excess of) the Assessments next coming due, the Lender may increase (or decrease) the monthly contribution required to be made by the Borrower to the Condominium Assessment Subaccount.

An “Acceptable Replacement Leases” is one of more leases for all or a portion of the primary tenant premises, entered into in accordance with the terms of the Queens Place Loan Documents.

“Best Buy” is Best Buy Stores, L.P., a Delaware limited partnership.

The “Best Buy Lease” is the lease, dated as of May 5, 2000, by and between FC Queens Place Associates, LLC, a New York limited liability company (“Predecessor“), predecessor by merger to the Borrower and Best Buy, as the same may be amended and/or modified from time to time by that certain letter agreement, dated as of May 8, 2000, from the Predecessor and agreed to by Best Buy and Best Buy Co., Inc.

A “Cash Management Period” will commence upon the Lender giving notice to the Borrower and Clearing Bank of the occurrence of any of the following: (i) a Loan Event of Default, (ii) the failure of the Borrower to maintain a debt service coverage ratio of 1.15x for one calendar quarter and (iii) the occurrence of a Primary Tenant Sweep Period. Such Cash Management Period will be deemed to end if: (1) the Queens Place Whole Loan and all other obligations under the Queens Place Loan Documents have been repaid in full, or (2) the Queens Place Whole Loan has been defeased in full, or (3) solely in

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the case of a Cash Management Period triggered under clause (ii) above, for three consecutive months, no Loan Event of Default has occurred and no event that would, in the Lender’s reasonable determination, trigger another Cash Management Period has occurred and the debt service coverage ratio is at least equal to 1.20x, or (4) solely in the case of a Cash Management Period triggered under clause (i) above, the applicable Loan Event of Default that caused the commencement of such Cash Management Period will have been cured, or (5) solely with respect to a Cash Management Period caused by a Primary Tenant Sweep Period, a Primary Tenant Sweep Termination will have occurred with respect to such Primary Tenant Sweep Period. Notwithstanding the foregoing, if a Cash Management Period is triggered by Borrower’s failure to maintain a debt service coverage ratio of at least 1.15x pursuant to clause (ii) above, the Borrower will have the right, within 5 days after the giving of such notice by the Lender, to deposit with the Lender an acceptable letter of credit (“Acceptable Letter of Credit”) that causes the debt service coverage ratio to equal or exceed 1.20x (after deducting the face amount of such Acceptable Letter of Credit, from the then-outstanding original principal amount when determining Monthly Debt Service Payment Amount and the debt service coverage ratio for the applicable 12 month period) in which case such Cash Management Period must terminate. In the event the Borrower delivers an Acceptable Letter of Credit pursuant to the prior sentence, the Lender must calculate the debt service coverage ratio on a monthly basis, and not on a quarterly basis. The Acceptable Letter of Credit must be returned to the Borrower upon satisfaction of clause (C) above without consideration of the Acceptable Letter of Credit.

“Macy’s” means (i) Macy’s East with respect to the lease referenced in clause (i) of the definition of Macy’s Lease and (ii) Macy’s Off Price, Inc. with respect to the lease referenced in clause (ii) of the definition of Macy’s Lease.

The “Macy’s Lease” means, (i) the lease, dated as of August 30, 1999, by and between FC-DH Corp., a New York corporation, and Macy’s East, Inc., an Ohio corporation (“Macy’s East”) and all amendments thereto; and (ii) Shopping Center Lease, dated as of April 24, 2015, by and between the Predecessor and Macy’s Off Price, Inc., an Ohio corporation.

A “Material Lease” is all leases which individually or in the aggregate with respect to the same tenant and its Affiliates (i) constitute 10% or more of the Queens Place Mortgaged Property’s gross leasable area, (ii) have a gross annual rent of 15% or more of the total annual rents, or (iii) demise at least one full floor of the Improvements.

A “Primary Tenant” is each of Best Buy and Macy’s, and thereafter any acceptable replacement tenant occupying all or substantially all of the Primary Tenant Premises originally demised under the Best Buy Lease or Macy’s Lease, as applicable.

The “Primary Tenant Lease” is each of the Best Buy Lease and the Macy’s Lease, and thereafter the lease of any acceptable replacement tenant occupying all or substantially all of the Primary Tenant Premises originally demised under the Best Buy Lease or Macy’s Lease, as applicable.

The “Primary Tenant Premises” is each of the spaces at the Queens Place Mortgaged Property presently occupied by a Primary Tenants pursuant to each of the applicable Primary Tenant Leases.

A “Primary Tenant Replacement Event” means the termination of a Primary Tenant Lease and the Borrower entering into one or more new leases for all or substantially all of the Primary Tenant Premises under the Primary Tenant Lease that has been terminated with acceptable replacement tenants and upon such terms and conditions as are reasonably acceptable to the Lender in all respects.

A “Primary Tenant Sweep Period” will commence upon: (i) any termination of, or receipt by the Borrower of a notice to terminate any Primary Tenant Lease, provided, however, the Primary Tenant Sweep Period will commence upon the date that is 12 months prior to the date set forth in the notice for the lease to terminate, provided if such period is less than 12 months the Primary Tenant Sweep Period must commence immediately; (ii) any Primary Tenant failing to exercise its extension option as set forth in its Primary Tenant Lease before the earlier of (y) 12 months prior to the expiration of such Primary Tenant Lease or (z) the date set forth in such Primary Tenant Lease before which such extension must be

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exercised; (iii) any Primary Tenant becoming the subject of a Bankruptcy Action and failing to affirm its lease and provide adequate assurances for the payment of rent reasonably acceptable to the Lender; (iv) any Primary Tenant “going dark”, or (v) the occurrence of any monetary or material non-monetary default (beyond any applicable notice and/or cure period) under any Primary Tenant Lease.

A “Primary Tenant Sweep Period Cure” will occur if the Primary Tenant Sweep Period commences: (i) due to clauses (i) through (v) of the definition of Primary Tenant Sweep Period, then if (A) a Primary Tenant Replacement Event has occurred (B) such acceptable replacement tenant has delivered an acceptable tenant estoppel and adequate sums are on deposit in the Primary Tenant Reserve Subaccount with respect to all tenant improvements, leasing commissions and free rent periods still due under any lease for an acceptable replacement tenant; provided however such Tenant may not be required to be paying rent under clause (3) above if the rent commencement date for such tenant is fixed and adequate sums are on deposit in the Primary Tenant Reserve Subaccount for all free rent under such lease, (ii) pursuant to clause (ii) of the definition of Primary Tenant Sweep Period, then if (a) such Primary Tenant renews or extends its Primary Tenant Lease for the applicable Primary Tenant Premises on terms reasonably acceptable to the Lender in all material respects, (b) the Primary Tenant has delivered an acceptable tenant estoppel, and (c) adequate sums are on deposit in the Primary Tenant Reserve Subaccount with respect to all tenant improvements, leasing commissions and free rent periods still due under the renewal or extension of such lease; (iii) pursuant to clause (iii) of the definition of Primary Tenant Sweep Period, then if the Bankruptcy Action is dismissed and the Primary Tenant Lease is affirmed and adequate assurances for the payment of rent reasonably acceptable to Lender are provided, (iv) pursuant to clause (iv) of the Primary Tenant Sweep Period definition, then if Primary Tenant re-opens for business for a continuous period of not less than three months; (v) pursuant to clause (v) of the definition of Primary Tenant Sweep Period, then if either (A) the monetary or material non-monetary default is cured and no other monetary or material non-monetary default (beyond any applicable notice and/or cure period) exists under the Primary Tenant Lease or (vi) pursuant to clauses (i) through (v) of the Primary Tenant Sweep Period definition where Macy’s is the Tenant under the Primary Tenant Lease, then if $2,636,680 has been deposited into the Primary Tenant Reserve Subaccount on account of such Primary Tenant Sweep Period.

A “Primary Tenant Sweep Termination” will commence upon (i) the occurrence of a Primary Tenant Sweep Period Cure and (ii) no Loan Event of Default exists.

Cash Management

Clearing Account

The Borrower has established and is required to maintain a clearing account (the “Clearing Account”) with a depository bank (the “Clearing Bank”) for the deposit of all rents from the Queens Place Mortgaged Property. The Borrower is required to cause all rents to be transmitted directly by tenants of the Queens Place Mortgaged Property into the Clearing Account. If the Borrower or the Manager receives any gross revenues from the Queens Place Mortgaged Property, then the Borrower or the Manager is required to deposit such amounts in the Clearing Account within one business day of receipt.

Cash Management Account

As of the Origination Date, the Borrower also has established a cash management account (the “Cash Management Account”) pursuant to the cash management agreement, which Cash Management Account is required to be an Eligible Cash Management Account controlled by, and pledged to, the Lender. Amounts on deposit in the Clearing Account are required to be swept by the Cash Management Bank on a daily basis into the Cash Management Account and applied in accordance with the Queens Place Loan Agreement.

The “Cash Management Bank” means Wells Fargo Bank, N.A., or such other bank or depository selected by the Lender in its discretion.

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An “Eligible Cash Management Account” either (i) an account (A) maintained with the Cash Management Bank or another depository institution or trust company; provided the short term unsecured debt obligations or commercial paper of such other depository institution or trust company are rated at least “A-2” (or equivalent) by S&P, Moody’s or Fitch in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days and the long term unsecured debt obligations of which are rated at least “BBB+” (or equivalent) by S&P, Moody’s or Fitch) or (B) following a securitization, as to which Lender has received a Rating Comfort Letter from each of the applicable Rating Agencies with respect to holding funds in such account or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company is subject to regulations similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and is subject to federal and state authority, or, following a securitization, any other institution with respect to which Lender has received a Rating Comfort Letter.

Property Cash Flow Allocation

Order of Priority of Funds in Cash Management Account. Any rents deposited into the Cash Management Account up to and including the business day prior to a Loan Payment Date will be applied on such Loan Payment Date and on the 20th day of each month (it being understood that amounts applied pursuant to the clauses below on the 20th of each month must be with respect to amounts due on the following Loan Payment Date), as follows in the following order of priority:

First, to make payments into the Tax and Insurance Subaccount;

Second, to make payments into the Condominium Assessment Subaccount;

Third, to the Cash Management Bank, any fees payable in connection with its serving in such capacity;

Fourth, to the Lender, funds sufficient to pay the Monthly Debt Service Payment Amount (plus, if applicable, interest at the Default Rate and all other amounts then due to the Lender under the Queens Place Loan Documents);

Fifth, during a Cash Management Period, to make payments for Approved Operating Expenses into the Capital Reserve Subaccount;

Sixth, to make payments into the Capital Reserve Subaccount;

Seventh, to make payments into the Rollover Reserve Subaccount;

Eighth, after the consummation of a sale, assignment, participation or securitization, in whole or in part, of the Queens Place Whole Loan, to pay the pro rata portion of expenses incurred by the Borrower during such a sale, assignment, participation or securitization;

Ninth, to the Mezzanine Lender, to pay in an amount equal to the mezzanine loan debt service due on the then applicable Loan Payment Date, if any;

Tenth, during the existence of any Cash Management Period due to a Primary Tenant Sweep Period only, any remaining funds in the Cash Management Account will be deposited into the Primary Tenant Reserve Subaccount as required;

Eleventh, during the existence of any Cash Management Period due to any reason other than a Primary Tenant Sweep Period, any remaining funds in the Cash Management Account will be deposited into the Cash Collateral Reserve Subaccount; and

Lastly, if no Cash Management Period exists, any excess amounts will be remitted to the Borrower.

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Application After a Loan Event of Default. Upon the occurrence and during the continuance of a Loan Event of Default, the Lender may apply all funds deposited into the Cash Management Account and other proceeds of repayment in such order and in such manner as the Lender elects.

Property Management

As of the Origination Date, the Queens Place Mortgaged Property was managed pursuant to the Management Agreement. The manager is Madison International Realty PM, LLC, a Delaware limited liability company (together with any successor, assignee or replacement manager appointed in accordance with the Queens Place Loan Agreement, the “Manager”).

Prohibition Against Termination or Modification. The Borrower is not permitted to (i) surrender, terminate, cancel, extend or renew the Management Agreement or otherwise replace the Manager or enter into any other management agreement (except as described in “—Replacement of Managers” below); (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; (iv) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its material rights and remedies under, the Management Agreement; or (v) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or such successor management agreement); in each case without the Lender’s prior written consent, which must not be unreasonably withheld, conditioned or delayed.

The “Management Agreement” is management agreement(s) between the Borrower and the Manager, pursuant to which the Manager is to manage the Queens Place Mortgaged Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the Queens Place Loan Agreement.

A “Qualified Manager” in the reasonable judgment of the Lender, a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Queens Place Mortgaged Property in the market in which the Queens Place Mortgaged Property is situated, provided, that, if required by the Lender, the Borrower will have obtained, prior written confirmation from any applicable rating agencies that management of the Queens Place Mortgaged Property by such entity will not cause a downgrade, withdrawal or qualification of the then-current ratings of the securities or any class thereof.

Replacement of Managers. If at any time (i) the Manager is the subject of bankruptcy or other insolvency proceeding, (ii) a Loan Event of Default is continuing or (iii) the Manager is in default under any Management Agreement beyond all applicable notice and cure periods, the Borrower will be required to, at the Lender’s request, terminate the Management Agreement and replace the Manager with (A) Qualified Manager or (B) replacement manager acceptable to the Lender in the Lender’s reasonable discretion and, if a securitization has occurred, the Rating Agencies on terms and conditions satisfactory to the Lender and the Rating Agencies unless, in the case of the event described in clause (i) only, the Borrower must (x) post an Acceptable Letter of Credit in order to restore the debt service coverage ratio of the outstanding principal balance to a level of not less than 1.10x or (y) defease or prepay a portion of the outstanding principal balance to a level such that the debt service coverage ratio of the outstanding principal balance is restored to a level of not less than 1.10x. All calculations of debt service coverage ratio must be subject to verification by the Lender. The Borrower’s failure to appoint a Qualified Manager or another manager acceptable to the Lender within 30 days after the Lender’s request of the Borrower to terminate the Manager will be an immediate Loan Event of Default. Notwithstanding anything to the contrary contained under the Queens Place Loan Agreement, the Borrower may from time to time appoint a successor manager to manage the Queens Place Mortgaged Property, which successor manager (1) must be approved in writing by the Lender in the Lender’s reasonable discretion and the Rating Agencies or must be a Qualified Manager and (2) must be subject to a replacement management agreement approved in writing by the Lender in the Lender’s reasonable discretion or must be in substantially the same form as the Management Agreement.

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Transfers and Assumptions

The Queens Place Loan Documents generally prohibit the transfer, pledge or encumbrance of the Queens Place Mortgaged Property or any direct or indirect interest in the Borrower other than a Permitted Transfer (as defined under “—Permitted Transfers” below) and as further described in this section.

Special Transfer of the Entire Property

The Borrower has the right, with the Lender’s prior written consent (not to be unreasonably withheld, delayed or conditioned) to convey the Queens Place Mortgaged Property in its entirety to a Special Purpose Entity with organizational documents containing provisions satisfying the Lender’s then-current requirements of a Special Purpose Entity and otherwise acceptable to the Lender in all reasonable respects (the “Transferee Borrower” and a “Special Transfer”), subject to the terms and full satisfaction of all of the following conditions:

(a)       no Loan Event of Default has occurred and is continuing;

(b)       the Borrower has provided the Lender with not less than 30 days prior written notice, identifying the Buyer accompanied by such reasonable non–refundable application fee as is to be required by the Lender. Promptly after request the Borrower must provide to the Lender all information concerning the Transferee Borrower as the Lender would reasonably require in evaluating an initial extension of credit to a borrower;

(c)       the Borrower pays the Lender, concurrently with the closing of the Special Transfer, a non-refundable assumption fee in an amount equal to all out–of–pocket costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by Lender in connection with the Special Transfer plus an amount equal to (i) 0.5% of the then outstanding principal balance on the first such contemplated Special Transfer or (ii) 1.0% of the then outstanding principal for all Special Transfers thereafter (the “Special Transfer Fee”); provided however, that notwithstanding the foregoing if the first Special Transfer occurs in connection with a Special Transfer, the Special Transfer Fee must for such first Special Transfer be equal to 0.25% of the then outstanding principal balance on each completed Special Transfer thereafter;

(d)       with respect to a transfer of the Queens Place Mortgaged Property (as opposed to an interest in the Borrower), the Transferee Borrower assumes all of the obligations of the Borrower under the Queens Place Loan Agreement, the Notes and the other Queens Place Loan Documents. Prior to or concurrently with the closing of such Special Transfer, the Transferee Borrower executes, without any cost or expense to the Lender, such documents and agreements as the Lender and the Rating Agencies reasonably requires to evidence and effectuate such assumption and delivers such legal opinions as the Lender may reasonably require;

(e)       with respect to a transfer of the Queens Place Mortgaged Property (as opposed to an interest in the Borrower), the Borrower and the Transferee Borrower execute and cause to be filed in such public records as the Lender deems appropriate, without any cost or expense to the Lender, new financing statements or financing statement amendments and any additional documents reasonably requested by the Lender;

(f)       with respect to a transfer of the Queens Place Mortgaged Property (as opposed to an interest in the Borrower), the Borrower causes to be delivered to the Lender, without any cost or expense to the Lender, such endorsements to the Lender’s title insurance policy, property and liability insurance endorsements or certificates and other similar materials as the Lender may deem reasonably necessary at the time of the Special Transfer, all in form and substance reasonably satisfactory to the Lender, including, without limitation, an endorsement or endorsements to the Lender’s title insurance policy insuring the lien of the mortgage, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in clause (d) above, with no additional exceptions, other than those consented to by Lender, added to such policy and insuring that fee simple title to the Queens Place Mortgaged Property is vested in the Transferee Borrower;

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(g)       the Borrower executes and delivers to the Lender, without any cost or expense to the Lender, a release of the Lender, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Queens Place Loan Documents through and including the date of the closing of the Special Transfer, which agreement is required to be in form and substance reasonably satisfactory to the Lender and will be binding on the Transferee Borrower;

(h)       such Special Transfer may not be construed so as to relieve the Borrower of any personal liability under the Notes or any of the other Queens Place Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Special Transfer, and the Borrower executes, without any cost or expense to the Lender, such documents and agreements as the Lender reasonably requires to evidence and effectuate the ratification of such personal liability. Only with respect to a sale of the Queens Place Mortgaged Property, the Borrower will be released from and relieved of any personal liability under the Notes or any of the other Queens Place Loan Documents for any acts or events occurring or obligations arising after the closing of such Special Transfer which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Special Transfer;

(i)       such Special Transfer may not be construed so as to relieve any Guarantor of its obligations under any Loan Document, until a replacement guarantor approved by the Lender in its sole, but good faith, discretion (a “Successor Guarantor”) assumes the obligations of such Guarantor and executes such documents as may be reasonably required by the Lender to evidence such assumption; the Guarantor will be released from and relieved of any of its obligations under any indemnity or guaranty executed in connection with the Queens Place Whole Loan for any acts or events occurring or obligations arising after the closing of such Special Transfer which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Special Transfer;

(j)       the Transferee Borrower furnishes to the Lender all appropriate documents and instruments evidencing the Transferee Borrower’s capacity and good standing, and the authority of the signers to execute the assumption of the Queens Place Whole Loan and the Queens Place Loan Documents, which documents and instruments will be required to include certified copies of all documents and instruments relating to the organization and formation of the Transferee Borrower and of the entities, if any, which are direct or indirect members, partners or shareholders of the Transferee Borrower, all of which will be satisfactory to the Lender in its reasonable discretion;

(k)       the Transferee Borrower assumes the obligations of the Borrower under any management agreements pertaining to the Queens Place Mortgaged Property, or cause the new manager and new management agreement to satisfy the property management requirements of the Queens Place Loan Agreement, as applicable;

(l)       at the request of the Lender, the Transferee Borrower furnishes an opinion of counsel reasonably satisfactory to the Lender that the acquisition of the Queens Place Mortgaged Property and the assumption of the Queens Place Whole Loan and the Queens Place Loan Documents by the Transferee Borrower and, to the extent applicable, the Successor Guarantor, was validly authorized, and duly executed and delivered, and constitutes the legal, valid and binding obligations of the Transferee Borrower and the Successor Guarantor, enforceable against each of them in accordance with their respective terms, and with respect to such other matters as the Lender may require subject to customary assumptions and qualifications with respect thereto; and

(m)       with respect to a transfer of the Queens Place Mortgaged Property (as opposed to an interest in the Borrower), the Transferee Borrower provides the Lender with a fully executed copy of (1) a deed covering the Queens Place Mortgaged Property, (2) a bill of sale covering the personal property constituting a part of the Queens Place Mortgaged Property and (3) an assignment and assumption agreement in respect of the leases, in form and substance reasonably satisfactory to the Lender.

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Permitted Transfers

The following transfers (“Permitted Transfers”) are permitted under the Queens Place Loan Documents and do not require consent, approval or confirmation of the Lender or any Rating Agency or other person, upon satisfaction of the following conditions:

(i)        a lease entered into in accordance with the Queens Place Loan Documents;

(ii)       a Special Transfer in accordance with the requirements described in “—Special Transfer of the Entire Property” above;

(iii)       a Permitted Encumbrance;

(iv)       provided that no Loan Event of Default must then exist, a transfer of an interest in the Borrower other than the interests in the Borrower held by its Sole Member, or a transfer of an interest in the Sole Member to any person, provided that (A) such transfer may not (x) cause the transferee (together with its affiliates) to acquire control of the Borrower or its Sole Member or (y) result in Key Principal(s) no longer possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of the Borrower or its Sole Member through the ownership of voting securities, by contract or otherwise, (B) after giving effect to such transfer, Key Principal(s) must not continue to own at least 51% of all equity interests (direct or indirect) in the Borrower, (C) the Borrower must give the Lender notice of such transfer together with copies of all instruments effecting such transfer not less than 10 days prior to the date of such transfer; provided, however, no such notice must be required for transfers of (1) non-controlling limited partnership interests in one or more of the Madison Limited Partnerships or (2) profits interests or other non-controlling interests in one or more of the Madison General Partners to or by employees of the Madison General Partners (or their estate planning vehicles), so long in each case no transferee (that did not own 10% or more of a direct or indirect interest in the Borrower prior to the date of such transfer) will acquire after the transfer in question is consummated, a 10% or more direct or indirect equity interest in the Borrower, and (D) the single purpose nature and bankruptcy remoteness of the Borrower and its members after such transfer, must be consistent with such provisions under the Queens Place Loan Agreement;

(v)       the transfer of publicly traded shares in FCRT (so long as it remains a publicly traded company) or any indirect equity owner of the Borrower on the New York Stock Exchange or a nationally or internationally recognized securities exchange or quoted on a nationally or internationally recognized automated quotation system including without limitation, NASDAQ, or the transfer of any direct or indirect legal or beneficial interests in any Public Vehicle, including a Public Vehicle that exists on the date hereof or a Public Vehicle which is created after the date hereof for the purpose of owning a direct or indirect legal or beneficial interest in the Borrower after the date of the closing of the Queens Place Whole Loan;

(vi)       a transfer by merger or consolidation or purchase of assets that includes all, or substantially all, of the business and real estate assets owned by Forest City Guarantor or FCRT, provided that:

(A)       the surviving entity or transferee as the case may be, is either (1) a Qualified Transferee, or (2) majority owned and controlled by Forest City Guarantor (provided the Forest City Control Standard remains satisfied),

(B)       if the transfer would cause any party to acquire more than 49% of the direct or indirect interest in any Borrower that previously did not hold 49% or more of the direct or indirect interest in such Borrower, there must be delivered to the Lender and after a securitization the applicable Rating Agencies, a non-consolidation opinion with respect to the Borrower in form and substance satisfactory to the Lender and after a securitization, the applicable Rating Agencies,

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(C)       the Borrower is to reimburse the Lender for all reasonable out of pocket expenses incurred by it in connection with the transfer, or

(D)       to the extent the transfer would cause any direct or indirect owner of a Borrower to acquire 20% or more of the direct or indirect equity interest in the Borrower that did not previously own 20% or more of the direct or indirect equity interests in a Borrower, the Borrower is to deliver at its sole cost and expense, customary searches (credit, judgment, lien, etc.) reasonably acceptable to the Lender with respect to such transferee;

(vii)       (A) any pledge made pursuant to the Mezzanine Loan Documents and (B) any transfer occurring upon the foreclosure of, or other enforcement action with respect to such pledge, or delivery of an assignment in lieu of foreclosure in respect of such pledge made pursuant to the Mezzanine Loan Documents;

(viii)       the Restructure;

(ix)       (A) Public Listing or (B) Public Sale; provided in the case of both (A) and (B) that: (I) Lender must have received a Rating Comfort Letter with respect to such Public Listing or Public Sale; (II) immediately after such Public Listing or Public Sale, a Public Vehicle must control Borrower and own 51% or more of the direct or indirect ownership interests in Borrower and such Public Vehicle must meet the requirements of a Qualified Transferee; (III) for so long as the Loan is to remain outstanding, no transfer of any direct interest in Borrower must be permitted in connection with such Public Listing or Public Sale other than a transfer to a Person Controlled by a Public Vehicle and in which the Public Vehicle owns directly or indirectly at least 51% of the interest in such person; (IV) to the extent Madison Guarantor no longer owns at least 10% of the direct or indirect interest in the Borrower, the Public Vehicle that owns 51% or more of the direct or indirect interest in the Borrower or another entity reasonable acceptable to the Lender must provide a substitute Guaranty in form substantially similar to the Guaranty provided on the date hereof; (V) the Borrower must give Lender notice of such Public Listing or Public Sale not less than thirty (30) days prior to such Public Listing or Public Sale; and (VI) such Public Listing or Public Sale may not occur prior to the 12th Loan Payment Date; (VII) if the transfer would cause any party to acquire more than 49% of the direct or indirect interest in any Borrower that previously did not hold 49% or more of the direct or indirect interest in such Borrower, there must be delivered to Lender and after a securitization the applicable Rating Agencies, a non-consolidation opinion with respect to the Borrower in form and substance satisfactory to the Lender and after a securitization, the applicable Rating Agencies, (VIII) the Borrower must reimburse the Lender for all reasonable out of pocket expenses incurred by it in connection with the transfer and (IX) to the extent the transfer would cause any direct or indirect owner of a Borrower to acquire 20% or more of the direct or indirect equity interest in the Borrower that did not previously own 20% or more of the direct or indirect equity interests in a Borrower, the Borrower must deliver at its sole cost and expense, customary searches (credit, judgment, lien, etc.) reasonably acceptable to the Lender with respect to such transferee;

(x)       a transfer for estate planning purposes of any limited partners in the Madison Limited Partnerships of their direct or indirect non-controlling interests in the Madison Limited Partnerships to the spouse, child, parent, grandparent, grandchild, niece, nephew, aunt or uncle of such limited partner, or to a trust for the benefit of such limited partner or for the benefit of the spouse, child, parent, grandparent, grandchild, niece, nephew, aunt or uncle of such limited partner so long as there is no change in control of the Borrower or the Sole Member and the transfer would not cause any direct or indirect owner of a Borrower to acquire 10% or more of the direct or indirect equity interest in the Borrower that did not previously own 10% or more of the direct or indirect equity interests in a Borrower; or

(xi)       a Partial Restructure.

The “FCRT” means Forest City Realty Trust, Inc., a Maryland corporation.

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The “Forest City Control Standard” occurs when the FCRT continues to control Forest City Guarantor.

A “Key Principal” is (a) prior to the date of the Restructure, Madison NYC Core Retail Partners, LP and (b) after the date of the Restructure, Madison NYC Core Retail Holdings LLC.

A “Partial Restructure” means the redemption in one or a series of transactions by MIR Queens Place of a portion of the interests in MIR Queens Place held by Forest City Guarantor and its affiliates, provided that after giving effect to all such transactions, (i) Madison NYC Core Retail Partners REIT (“Madison REIT”) and the members of MIR Queens Place as of the date of closing of the Queens Place Whole Loan, as reflected on under the Queens Place Loan Agreement are the sole members of MIR Queens Place, (ii) Madison Guarantor is the sole shareholder of Madison REIT (other than up to 125 preferred shareholders in Madison REIT, solely for REIT purposes who have no Control of Madison REIT, MIR Queens Place, the Sole Member or the Borrower), (iii) the Borrower, MIR Queens Place and the Sole Member are controlled (as provided in clause (ii) of the definition of Control) by Madison Guarantor and the Madison Control Standard is satisfied, (iv) if the redemption would cause any party to acquire more than 49% of the direct or indirect interest in any Borrower that previously did not hold 49% or more of the direct or indirect interest in such Borrower, (I) if such party is anyone other than Madison REIT, Madison Guarantor or the Madison Limited Partnerships, the Lender must have approved (in its reasonable discretion) such party that has acquired 49% or more of the direct or indirect equity interest in the Borrower and (II) there must be delivered to the Lender and after a securitization the applicable Rating Agencies, a non-consolidation opinion with respect to the Borrower in form and substance satisfactory to the Lender and after a securitization, the applicable Rating Agencies; provided that other than with respect to specific entities the form of the non-consolidation opinion delivered at closing of the Queens Place Whole Loan must be deemed substantively satisfactory (unless there have been changes in law on which the opinion is based between the time of the closing of the Loan and the delivery of the new opinion), (v) the Borrower must give the Lender notice of such redemption together with drafts of all instruments effecting such redemption not less than 15 days prior to the date of such redemption with the understanding that executed versions of the documents may be delivered promptly after the redemption has occurred, (vi) the Borrower must within 30 days after request therefor reimburse the Lender for all reasonable out of pocket expenses incurred by it in connection with the Partial Restructure, (vii) after the redemption the Queens Place Mortgaged Property is managed by Manager or another Qualified Manager pursuant to the Management Agreement or another management agreement in form and substance reasonably acceptable to the Lender and any new Qualified Manager enters into a consent and subordination of management agreement with the Lender in form reasonably acceptable to the Lender, (viii) the Borrower must remain in compliance with the Queens Place Loan Agreement, and (ix) to the extent the Partial Restructure would cause any direct or indirect owner of a Borrower to acquire 20% or more of the direct or indirect equity interest in the Borrower (other than Madison REIT, Madison Guarantor, the Madison Limited Partnerships and certain of the limited partners of the Madison Limited Partnerships whose identity was disclosed to the Lender at the time of closing of the Loan) that did not previously own 20% or more of the direct or indirect equity interests in a Borrower, the Borrower must deliver at its sole cost and expense, customary searches (credit, judgment, lien, etc.) reasonably acceptable to the Lender with respect to such transferee.

“Permitted Encumbrances” means, collectively, (i) the liens and security interests created by the Queens Place Loan Documents and the Mezzanine Loan Documents, (ii) all liens and other matters disclosed in the title insurance policies, (iii) liens, if any, for real estate taxes or other charges (A) not yet due and payable and not delinquent or (B) being contested by the Borrower in good faith in accordance with the terms of the Queens Place Loan Agreement, (iv) any workers’, mechanics’ or other similar liens on the Queens Place Mortgaged Property provided that any such lien is (A) bonded or discharged within 30 days after the Borrower first receives notice of such lien or (B) is being contested by the Borrower in good faith in accordance with the Queens Place Loan Agreement and (v) such other title and survey exceptions as Lender approves in writing in the Lender’s discretion.

A “Public Listing” means the listing of the indirect legal or beneficial interests of the Borrower on the New York Stock Exchange or a nationally or internationally recognized securities exchange or quoted

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on a nationally or internationally recognized automated quotation system including, without limitation, NASDAQ.

A “Public Sale” means the transfer, in one or a series of transactions, (a) of all or a portion of the direct or indirect legal or beneficial interests in the Borrower to a Public Vehicle or (b) through which any direct or indirect owner of a legal or beneficial interest in the Borrower becomes, or is merged with or into, a Public Vehicle.

A “Public Vehicle” means a person whose securities are listed and traded on the New York Stock Exchange or a nationally or internationally recognized securities exchange or quoted on a nationally or internationally recognized automated quotation system, including without limitation, NASDAQ, and must include any operating partnership (controlled by such person) through which such person conducts all or substantially all of its business.

A “Rating Comfort Letter” is a letter issued by each of the applicable rating agencies (i) that confirms that the taking of the action referenced to therein will not result in any qualification, withdrawal or downgrading of any existing ratings of securities created in a sale, assignment, participation or securitization, in whole or in part, of the Queens Place Whole Loan or (ii) in which any or all of the applicable Rating Agencies decline review, waive review or otherwise indicate in writing that no Rating Comfort Letter will be or needs to be issued with respect to the matter in question.

A “Restructure” is the redemption in full by MIR Queens Place of the interests in MIR Queens Place held by Forest City Guarantor and its affiliates, provided that after giving effect to all such transactions, (i) Madison REIT is the sole member of MIR Queens Place, (ii) Madison Guarantor is the sole shareholder of Madison REIT (other than up to 125 preferred shareholders in Madison REIT, solely for REIT purposes who have no Control of Madison REIT, MIR Queens Place, the Sole Member or the Borrower), (iii) the Borrower, MIR Queens Place and the Sole Member are controlled by Madison Guarantor and the Madison Control Standard is satisfied, (iv) if the redemption would cause any party to acquire more than 49% of the direct or indirect interest in any Borrower that previously did not hold 49% or more of the direct or indirect interest in such the Borrower, (I) if such party is anyone other than Madison REIT, Madison Guarantor or the Madison Limited Partnerships, the Lender must have approved (in its reasonable discretion) such party that has acquired 49% or more of the direct or indirect equity interest in the Borrower and (II) there must be delivered to the Lender and after a securitization the applicable Rating Agencies, a non-consolidation opinion with respect to the Borrower in form and substance satisfactory to the Lender and after a securitization, the applicable Rating Agencies; provided that other than with respect to specific entities the form of the non-consolidation opinion delivered at closing of the Queens Place Whole Loan must be deemed substantively satisfactory (unless there have been changes in law on which the opinion is based between the time of the closing of the Loan and the delivery of the new opinion), (v) the Borrower must give the Lender notice of such redemption together with drafts of all instruments effecting such redemption not less than 15 days prior to the date of such redemption with the understanding that executed versions of the documents may be delivered promptly after the redemption has occurred, (vi) Borrower must within 30 days after request therefor reimburse the Lender for all reasonable out of pocket expenses incurred by it in connection with the Restructure, (vii) after the redemption the Queens Place Mortgaged Property is managed by Manager or another Qualified Manager pursuant to the Management Agreement or another management agreement in form and substance reasonably acceptable to the Lender and any new Qualified Manager enters into a consent and subordination of management agreement with the Lender in form reasonably acceptable to the Lender, (viii) either (A) Madison Guarantor must have a net worth and liquid assets (as defined in the Guaranty) greater than or equal to the requirements for the Guarantors under the Guaranty or (B) if Madison Guarantor does not satisfy such requirements as of the date of such redemption in full, then the Restructure may still be permitted under this Agreement so long as Forest City Guarantor remains as a Guarantor on the Guaranty until the date that Madison Guarantor can meet such requirements, (ix) the Borrower must remain in compliance with the Queens Place Loan Agreement, (x) to the extent the Restructure would cause any direct or indirect owner of a Borrower to acquire 20% or more of the direct or indirect equity interest in the Borrower (other than Madison REIT, Madison Guarantor, the Madison Limited Partnerships and certain of the limited partners of the Madison Limited Partnerships whose

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identity was disclosed to Lender at the time of closing of the Loan) that did not previously own 20% or more of the direct or indirect equity interests in a the Borrower, the Borrower must deliver at its sole cost and expense, customary searches (credit, judgment, lien, etc.) reasonably acceptable to the Lender with respect to such transferee and (xi) provided all of the foregoing requirements have been satisfied, and subject to clause (viii) above, the Lender must release Forest City Guarantor under the Guaranty (for all periods and events occurring within such periods whether on or prior to the date of such release).

Additional Indebtedness

The Borrower is not permitted to directly or indirectly create, incur or assume any indebtedness other than the Queens Place Whole Loan, the Mezzanine Loan, tenant improvement allowances and concessions permitted under the Queens Place Loan Agreement incurred in the ordinary course of business, and unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Queens Place Mortgaged Property which do not exceed, at any time, a maximum amount of 2.5% of the original amount of the original principal amount and are paid within 90 days of the date incurred (unless being contested by the applicable person in good faith, provided the same does not result in a lien (unless such lien is bonded or discharged in accordance with the provisions of the Queens Place Loan Agreement), and in any event paid within 180 days of the date incurred (collectively, “Permitted Indebtedness”).

Alterations

The Borrower may, without the Lender’s consent, perform alterations to the Queens Place Mortgaged Property and equipment located at or on the Queens Place Mortgaged Property which (i) do not constitute a Material Alteration, (ii) do not materially adversely affect the Borrower’s financial condition or the value or Net Operating Income of the Queens Place Mortgaged Property and (iii) are in the ordinary course of the Borrower’s business. The Borrower may not perform any Material Alteration without the Lender’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, that (x) the Lender may, in its sole and absolute discretion, withhold consent to any alteration the cost of which is reasonably estimated to exceed $1,000,000 or which is likely to result in a decrease of Net Operating Income by 2.5% or more for a period of 30 days or longer, and (y) notwithstanding the foregoing, the Lender consent will not be required for any such alteration (excluding Material Alterations) accounted for in the annual budget. The Lender may, as a condition to giving its consent to a Material Alteration, require that the Borrower deliver to the Lender security for payment of the cost of such Material Alteration in an amount equal to 115% of the cost of the Material Alteration as estimated by the Lender; provided, however, such security requirement will not apply if amounts are being reserved for such Material Alteration pursuant to the Queens Place Loan Documents. The Borrower will be required to reimburse the Lender upon demand for all out–of–pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by the Lender) incurred by the Lender in reviewing plans and specifications or in making any determinations necessary to implement the alterations provisions of the Queens Place Loan Agreement.

A “Material Alteration” means any (i) individual alteration affecting structural elements, a roof or any building system of the Queens Place Mortgaged Property, or (ii) non-structural alterations, the cost of which exceeds $600,000; provided, however, that in no event will any of the following constitute a Material Alteration: (a) any required repairs scheduled to the Queens Place Loan Agreement, (b) any tenant improvement work performed pursuant to any lease existing on the Origination Date or entered into in accordance with the provisions of the Queens Place Loan Agreement or (c) alterations performed as part of a restoration.

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Leases and Material Agreements

Leases

All renewals of leases and all proposed leases will be required to provide for rental rates and terms comparable to then-existing local market rates and will be required to be arm’s length transactions with bona fide, independent third-party tenants.

Approvals

The Borrower may not enter into a proposed Material Lease or a proposed renewal, so long as no Loan Event of Default is continuing, extension or modification of an existing Material Lease without the prior written consent of the Lender, which consent may not be unreasonably withheld or conditioned.

So long as no Loan Event of Default is continuing, renewals, amendments and modifications of existing leases and proposed leases will not be subject to the prior approval of the Lender, provided (i) the proposed lease would be a Minor Lease or the existing lease, as amended or modified, or the renewal lease is a Minor Lease, (ii) the lease will be written substantially in accordance with the standard form of lease which has been approved by Lender, subject to any commercially reasonable changes made in the course of negotiation with the applicable tenant, and (iii) the lease as amended or modified or the renewal lease or series of leases or proposed lease or series of leases: (a) provides for net effective rental rates comparable to then-existing local market rates, (b) has an initial term (together with all renewal options) of not less than 3 years or greater than 10 years; (c) provides for automatic self–operative subordination to the mortgage and, at the Lender’s option (x) attornment to the Lender and (y) if the Queens Place Mortgaged Property is located in a jurisdiction where the applicable law provides for termination of leases that are subordinate to the lien of the mortgage of the Lender, the unilateral right by the Lender to subordinate the lien of the mortgage to the lease, and (d) does not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Queens Place Mortgaged Property), any requirement for a non–disturbance or recognition agreement, or any other provision which might adversely affect the rights of the Lender under the Queens Place Loan Documents in any material respect.

The Borrower may not (i) modify any lease in a manner inconsistent with the Queens Place Loan Documents; (ii) convey or transfer or suffer or permit a conveyance or transfer of the Queens Place Mortgaged Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under leases; (iii) consent to any assignment of or subletting under any Material Lease unless required in accordance with its terms and, to the extent not required by the terms of such lease, the Borrower may not so consent without the prior consent of the Lender, which, with respect to a subletting, may not, so long as no Loan Event of Default is continuing, be unreasonably withheld or delayed; and (iv) must to the extent that tenant sales are reported to the Borrower by any tenant, provide the same to Lender within 15 days after request by the Lender for such information, and not cancel or terminate any lease or accept a surrender thereof (except in the exercise of the Borrower’s commercially reasonable judgment in connection with a tenant default under any lease other than a Material Lease) without the prior consent of the Lender, which consent may not be unreasonably withheld, delayed or conditioned.

“Minor Lease” means any lease that is not a Material Lease.

Risk Management

Insurance

The Borrower, at its sole cost, for the mutual benefit of the Borrower and the Lender, is required to obtain and maintain during the entire term of the Queens Place Whole Loan, the following policies of insurance:

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(a)       property insurance insuring against loss or damage customarily included under so called “all risk” or “special form” policies including fire, lightning, flood (if applicable), earthquake (if applicable), windstorm/hail, vandalism, and malicious mischief, boiler and machinery and coverage for damage or destruction caused by “War”, if available, and the acts of terrorists, both foreign and domestic, whether considered “certified” under applicable laws and legislation or otherwise (or such policies may have no exclusion from coverage with respect thereto) and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the Queens Place Mortgaged Property in nature, use, location, height, and type of construction. Such insurance policy must also insure ordinance and law, loss to the undamaged portion of the Queens Place Mortgaged Property and demolition and increased cost of construction (which insurance for demolition and increased cost of construction may contain a sub–limit satisfactory to the Lender), (B) be in an amount equal to the greater of (i) 100% of the then replacement cost of the Queens Place Mortgaged Property without deduction for physical depreciation, and (ii) such amount as is reasonably necessary so that the insurer would not deem the Borrower a co–insurer under such policies, (C) having deductibles no greater than $50,000 per occurrence, except for Named Storm for which the Lender approved a deductible of $100,000 per occurrence, (D) being paid annually in advance, and (E) contain an agreed amount endorsement and a replacement cost endorsement (or no coinsurance) with a waiver of depreciation, and cover, without limitation, all tenant improvements and betterments that the Borrower is required to insure pursuant to any lease on a replacement cost basis. If the property insurance required by the foregoing is not obtained by blanket insurance policies, the insurance policy is required to be endorsed to also provide guaranteed building replacement cost of the Improvements and such tenant improvements in an amount to be subject to the consent of the Lender, which consent may not be unreasonably withheld, but in all events, not less than would be required to restore the Queens Place Mortgaged Property following a casualty. The Lender will be named mortgagee and the Lender’s loss payee on a standard mortgagee endorsement. If coverage is written as part of a blanket policy, the Lender must be entitled to receive complete schedule of locations and values of all properties under such blanket policy.

(b)       If Terrorism Risk Insurance Act of 2002, as amended by the Termination Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”) or a similar or subsequent statute is not in effect, the amount of terrorism insurance required by the Queens Place Loan Documents must be capped as follows: the Borrower must not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the Queens Place Mortgaged Property and business interruption rental loss insurance required (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of closing of the Queens Place Whole Loan, and if cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(c)       Flood insurance if any part of the Queens Place Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, in an amount at least equal to the lesser of: (a) the greater of (x) the then full replacement cost of the Queens Place Mortgaged Property without deduction for physical depreciation and (y) the unpaid principal balance and (b) the maximum limit of coverage available under the National Flood Insurance Plan with respect to the Queens Place Mortgaged Property; provided, however, that the Lender will be entitled to require flood insurance in amounts greater than the foregoing, in its discretion. If flood insurance is required, the maximum deductible allowable on the primary layer of coverage will be $10,000.

(d)       Public liability insurance, including terrorism, to be written on an occurrence basis with no deductible or self–insured retention in excess of $50,000 per occurrence, including (a) “commercial general liability insurance”, (b) “owned”, “hired” and “non-owned auto liability”; and (c) umbrella liability coverage for personal injury, bodily injury, death, accident and property damage, such insurance providing in combination not less than $1,000,000 per occurrence, not less than $2,000,000 in the annual aggregate and not less than $50,000,000 umbrella, each on a per location basis. If aggregate limits are shared with other locations, the coverage will include either (A) a “per location aggregate endorsement” or (B) the amount of umbrella liability insurance to be provided will not be less than $5,000,000 in excess of

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the umbrella coverage set forth in the preceding sentence. The policies described in this paragraph also include coverage for elevators, escalators, independent contractors, “contractual liability” (covering, to the maximum extent permitted by law, the Borrower’s obligation to indemnify the Lender as required under the Queens Place Loan Agreement and the other Queens Place Loan Documents), “products” and “completed operations liability” coverage.

(e)       Rental loss or business interruption insurance including terrorism (a) with the Lender being named as “Lender Loss Payee”, (b) in an amount equal to 100% of the projected gross revenues from the Queens Place Mortgaged Property during the period of restoration, but not less than 18 months; and (c) containing an extended period of indemnity endorsement which provides that after the physical loss to the Queens Place Mortgaged Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 6 months from the date that the Queens Place Mortgaged Property is repaired, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such insurance is required to be increased from time to time during the term of the Queens Place Whole Loan as and when the estimated or actual gross revenues from the Queens Place Mortgaged Property increase.

(f)       To the extent such equipment exists on the Queens Place Mortgaged Property, comprehensive boiler and machinery insurance covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that the Borrower is required to insure pursuant to the lease on a replacement cost basis.

(g)       Worker’s compensation insurance with respect to any employees of the Borrower, as required by any applicable law.

(h)       During any period of repair or restoration, builder’s “all–risk” insurance on a “Completed Value Basis” in an amount equal to not less than the full, completed insurable value of the Queens Place Mortgaged Property, against such risks (including fire and extended coverage and collapse of the Queens Place Mortgaged Property to agreed limits) as the Lender may request, in form and substance acceptable to the Lender, and coverage to compensate for the cost of demolition and the increased cost of construction in an amount satisfactory to the Lender and consistent with the insurance requirements described in clause (a) above.

(i)       Such other insurance on the Queens Place Mortgaged Property or on any replacements or substitutions thereof or additions thereto and such higher limits as may from time to time be required by the Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated including, without limitation, sinkhole, mine subsidence and environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

All insurance provided for above is required to be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”) and is subject to the approval of the Lender as to form and substance, including amounts, form, deductibles, loss payees and insureds. Not less than 30 days prior to the expiration dates of the Policies theretofore furnished to the Lender, certificates of insurance evidencing the Policies (and copies of such Policies) accompanied by evidence satisfactory to the Lender of payment of the premiums then due thereunder (the “Insurance Premiums”), are required to be delivered by the Borrower to the Lender. If the Borrower does not furnish such evidence and receipts at least 30 days prior to the expiration of any expiring Policy, then the Lender may, but will not be obligated to procure such insurance and pay the related Insurance Premiums, and the Borrower will be required to reimburse the Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate.

As of the Origination Date, the Borrower’s insurance coverage described under clause (a) above is through a blanket policy that satisfies the requirements of the Queens Place Loan Agreement.

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Unless otherwise approved by the Lender in writing in advance of placement, all Policies of insurance provided for in the Queens Place Loan Agreement, are required to:

(i)       be issued by companies approved by the Lender and licensed to do business in the state in which the Queens Place Mortgaged Property is located, with a claims paying ability rating of “A-” or better by S&P (and the equivalent by any other Rating Agency) and a rating of “A-:X” or better in the current Best’s Insurance Reports;

(ii)       name the Lender and its successors or assigns as their interests may appear as the mortgagee and “lender’s loss payee” (in the case of property and in the case of rent loss or business interruption insurance) and an additional insured (in the case of liability insurance);

(iii)       contain (in the case of property insurance) a “non–contributory standard mortgagee clause” and a “lender’s loss payable endorsement”, or their equivalents, naming the Lender as the person to which all payments made by such insurance company will be paid;

(iv)       contain provisions permitting the Borrower to waive its right of subrogation against the Lender;

(v)       be assigned and the originals thereof delivered to the Lender;

(vi)       contain such provisions as the Lender deems reasonably necessary or desirable to protect its interest, including (A) endorsements providing that neither the Borrower, the Lender nor any other party may be a co–insurer under the Policies, (B) that the Lender will receive at least 30 days’ prior written notice of cancellation (at least 10 days prior written notice for cancellation due to nonpayment of premium) of any of the property Policies and, when available, liability policies; however, when such notice is not available for liability policies, the Borrower will provide the required notice to the Lender, (C) an agreement whereby the insurer waives any right to claim any premiums and commissions against the Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured, and (D) providing that the Lender is permitted to make payments to effect the continuation of such Policy upon notice of cancellation due to non–payment of premiums;

(vii)       in the event any insurance policy (except for general public and other liability and workers compensation insurance) contains breach of warranty provisions, such policy is required to provide that with respect to the interest of the Lender, such insurance policy will not be invalidated by and will insure the Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by the Lender pursuant to any provision of the Queens Place Loan Documents; and

(viii)       be satisfactory in form and substance to the Lender and approved by the Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds.

Casualty

If the Queens Place Mortgaged Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), the Borrower will be required to give prompt notice thereof to the Lender. Following the occurrence of a Casualty, the Borrower, regardless of whether insurance proceeds are available will be required, subject to the terms of the Condominium Agreements, to promptly proceed to restore, repair, replace or rebuild the Queens Place Mortgaged Property in accordance with applicable legal requirements to a condition substantially similar to the condition the Queens Place Mortgaged Property was in immediately prior to such Casualty, with such alterations reasonably approved by the Lender. If a Casualty covered by any of the Policies occurs where the loss does not exceed $2,000,000 and no Loan Event of Default has occurred and is continuing, the Borrower may settle and adjust any claim (and collect the insurance proceeds with respect to) without the prior consent of the Lender;

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provided such adjustment is carried out in a competent and timely manner. With respect to any Casualty in which the Casualty loss equals or exceeds $2,000,000, the Lender may, subject to the terms of the Condominium Agreements, in its sole discretion settle and adjust any claim without the consent of the Borrower and agree with the insurer(s) on the amount to be paid on the loss.

Condemnation

If a threatened commencement of any condemnation or eminent domain proceeding affecting the Queens Place Mortgaged Property (a “Condemnation”) occurs where the consideration to be paid to the Borrower does not exceed $2,000,000, provided no Loan Event of Default has occurred and is continuing, the Borrower may settle and adjust any claim without the prior consent of the Lender; provided such adjustment is carried out in a competent and timely manner, and the Borrower is hereby authorized to collect, receive and retain (for purposes of Restoration) any award or payment in respect of a Condemnation (the “Award”). Subject to the terms of the Condominium Agreements, in the event of a Condemnation where the consideration to be paid to the Borrower exceeds $2,000,000, the Lender has the exclusive power to collect, receive and retain any Award and to make any compromise, adjustment or settlement in connection with such Condemnation. Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), the Borrower will be required to continue to pay the Queens Place Whole Loan at the time and in the manner provided for in the Queens Place Loan Documents and the Queens Place Whole Loan will not be reduced until any Award has been actually received and applied by the Lender to the reduction or discharge of the debt. The Lender will not be limited to the interest paid on the Award by the condemning authority but will be entitled to receive out of the Award interest at the rate or rates provided in the Notes (or Undefeased Notes, as the case may be). If the Queens Place Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by the Lender of such Award, the Lender will have the right, whether or not a deficiency judgment on the Notes is recoverable or has been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Queens Place Whole Loan. Subject to the terms of the Condominium Agreements, the Borrower will cause any Award that is payable to the Borrower to be paid directly to the Lender, and the Lender will hold such Award in the Casualty and Condemnation Subaccount for disbursement in accordance with the Queens Place Loan Agreement.

Following the occurrence of a Condemnation, the Borrower, regardless of whether an Award is available, is required, subject to the terms of the Condominium Agreements, to promptly proceed to restore, repair, replace or rebuild the Queens Place Mortgaged Property (a “Restoration”) in accordance with applicable legal requirements to a condition as close as possible to the condition the Queens Place Mortgaged Property was in immediately prior to such Condemnation.

Restoration

Following a Casualty or Condemnation, the following provisions will apply in connection with a Restoration:

If an insured Casualty or Condemnation occurs where (i) the loss is in an aggregate amount less than 20% of the unpaid principal balance of the Queens Place Whole Loan, (ii) in the reasonable judgment of the Lender, the Queens Place Mortgaged Property can be restored within the earliest to occur of (x) 6 months from the date of the Casualty or Condemnation, (y) 6 months before the Stated Maturity Date and (z) the expiration of the rental or business interruption insurance with respect thereto, as close as possible to the condition the Queens Place Mortgaged Property was in immediately prior to such insured casualty or Condemnation and to an economic unit not less valuable and not less useful than the same was immediately prior to the insured casualty or Condemnation, and after such restoration will adequately secure the debt, and (iii) no Loan Event of Default has occurred and is continuing, then the insurance proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by the Lender) will be applied to reimburse the Borrower for the cost of such Restoration. The Borrower is required to commence and diligently prosecute such Restoration. Notwithstanding the foregoing, in no event will the Lender be obligated to apply the insurance proceeds or Award to reimburse the Borrower for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (x) the

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Borrower pays (and if required by the Lender, the Borrower deposits with the Lender in advance) all costs of such Restoration in excess of the net amount of the insurance proceeds or the Award to be made available pursuant to the terms of the Queens Place Loan Agreement; and (y) the Lender has received evidence reasonably satisfactory to it that during the period of the Restoration, the rents will be at least equal to the sum of the operating expenses and the scheduled interest payments due under the Notes with respect to the applicable period as reasonably determined by the Lender.

Except as described in the paragraph immediately above and as otherwise provided in the subordination, non-disturbance and attornment agreement by and among the Lender, Amazon and the Borrower, any insurance proceeds or Award collected by the Lender may, at the option of the Lender in its discretion, be applied to the payment of (i) accrued but unpaid interest on the Notes, (ii) the unpaid outstanding principal balance of the Queens Place Whole Loan and (iii) other charges due under the Notes or any of the other Queens Place Loan Documents or applied to reimburse the Borrower for the cost of any Restoration, in the manner described in the paragraph immediately below. Notwithstanding anything in the Queens Place Loan Agreement to the contrary, any such prepayment of the Queens Place Whole Loan will be without any Yield Maintenance Premium, unless a Loan Event of Default has occurred and is continuing at the time the insurance proceeds are received from the insurance company or the Award is received from the condemning authority, as the case may be, in which event Borrower must pay to Lender an additional amount equal to the Yield Maintenance Premium, if any, that may be required with respect to the amount of the insurance proceeds or Award applied to the unpaid principal. After any such application to the unpaid principal balance of the Queens Place Whole Loan, the remaining unpaid principal balance will be reamortized over the remaining term of the Queens Place Whole Loan. Upon application of any proceeds or Award that repays the debt in full, to the extent the Mezzanine Loan is outstanding, any surplus that remains must be paid to the Mezzanine Lender if so required by the Mezzanine Lender.

If the Borrower is entitled to reimbursement out of the insurance proceeds or an Award held by the Lender, such insurance proceeds or Award will be disbursed from time to time from the Casualty and Condemnation Subaccount upon the Lender being furnished with:

(i)        evidence reasonably satisfactory to the Lender of the estimated cost of completion of the Restoration,

(ii)       a fixed price or guaranteed maximum cost construction contract for Restoration reasonably satisfactory to the Lender,

(iii)       prior to the commencement of Restoration, all immediately available funds in addition to the insurance proceeds or Award that in the Lender’s reasonable judgment are required to complete the proposed Restoration,

(iv)       such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as the Lender may reasonably require and approve in Lender’s discretion, and

(v)       all plans and specifications and construction contracts for such Restoration, such plans and specifications and construction contracts to be approved by the Lender prior to commencement of any work, in its reasonable discretion.

The Lender may, at the Borrower’s expense, retain a consultant to review and approve all requests for disbursements, which approval will also be a condition precedent to any disbursement. No payment made prior to the final completion of the Restoration may exceed 90% of the value of the work performed from time to time; funds other than the insurance proceeds or Award will be disbursed prior to disbursement of such insurance proceeds or Award; and at all times, the undisbursed balance of such insurance proceeds or Award remaining in the hands of the Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of the Lender by or on behalf of the Borrower for that purpose, are required to be at least sufficient in the reasonable judgment of the Lender to pay for the cost

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of completion of the Restoration, free and clear of all liens or claims for lien. Provided no Loan Event of Default then exists, any surplus that remains out of the insurance proceeds held by the Lender after payment of such costs of Restoration will be paid to the Borrower. Any surplus that remains out of the Award received by the Lender after payment of such costs of Restoration will be returned to the Borrower.

Notwithstanding the foregoing, if immediately following a release of any portion of the lien of the mortgage following a Condemnation (but taking into account any proposed Restoration of the remaining portion of the Queens Place Mortgaged Property that remains subject to the lien), the ratio of the unpaid principal balance of the Queens Place Whole Loan to the value of the remaining Queens Place Mortgaged Property that remains subject to the lien is greater than 125% (such value to be determined, in the Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust, based solely on real property and excluding any personal property and going concern value, if any), the outstanding principal balance must be paid down (which payment notwithstanding anything to the contrary contained under the Queens Place Loan Agreement will not require the payment of any Yield Maintenance Premium) by an amount equal to the least of the following amounts: (i) the net Award (after payment of the Lender’s costs and expenses and any other fees and expenses that have been approved by the Lender), (ii) the fair market value of the released property at the time of the release or (iii) an amount such that the loan-to-value ratio (as determined by the Lender) does not increase after the release unless, in any event, the Lender receives an opinion of counsel that if such amount is not paid, the securitization will not fail to maintain its status as a REMIC trust as a result of the related release of such portion of the lien of the mortgage.

Annual Budget

Annual Budget

The Borrower is required to prepare and submit (or cause the Manager to prepare and submit) to the Lender within 30 days after the commencement of a Cash Management Period and thereafter by November 15th of each year during the term, until such Cash Management Period has ended, of the Queens Place Whole Loan for approval by Lender, which approval may not be unreasonably withheld or delayed, a proposed pro forma budget for the Queens Place Mortgaged Property for the succeeding calendar year (the “Annual Budget”). Lender’s failure to approve or disapprove any Annual Budget or revision within 30 days after Lender’s receipt of the Annual Budget or revision will be deemed to constitute Lender’s approval of such Annual Budget.

The Annual Budget is required to consist of (i) an operating expense budget showing, on a month–by–month basis, in reasonable detail, each line item of the Borrower’s anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain or increase any monthly payments required under the Queens Place Loan Agreement, and (ii) a capital expense budget showing, on a month–by–month basis, in reasonable detail, each line item of anticipated capital expenses.

Financial Reporting

The Borrower is required to keep and maintain proper and accurate books and records, in accordance with generally accepted accounting principles in the United States of America as of the date of the applicable financial report (“GAAP”), or any other accounting method, consistently applied, and the requirements of Regulation AB, if requested, reflecting the financial affairs of the Borrower and all items of income and expense in connection with the operation of the Queens Place Mortgaged Property.

Monthly/Quarterly Reports

Within 20 days after the end of each calendar month or quarter, as applicable, the Borrower is required to deliver to the Lender:

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(i)       prior to a securitization, monthly, and quarterly thereafter, year-to-date operating statements, noting Net Operating Income and other required information necessary and sufficient under GAAP or any other accounting method, consistently applied reflecting the financial position and results of operation of the Queens Place Mortgaged Property during such calendar month, all in form satisfactory to the Lender;

(ii)       quarterly, a balance sheet for such calendar quarter and year-to-date operating statements, noting Net Operating Income and other information necessary and sufficient under GAAP or any other accounting method, consistently applied to fairly represent the financial position and results of operation of the Queens Place Mortgaged Property during such calendar month, all in form satisfactory to the Lender;

(iii)       quarterly, a comparison of the budgeted income and expenses and the actual income and expenses for each quarter and year-to-date for the Queens Place Mortgaged Property, together with a detailed explanation of any variances of 10% or more between budgeted and actual amounts for such period and year to date;

(iv)       quarterly, a statement of the actual capital expenses made by the Borrower during each calendar quarter as of the last day of such calendar quarter;

(v)        quarterly, a statement that the Borrower has not incurred any indebtedness other than as permitted under the Queens Place Loan Agreement;

(vi)       quarterly, an aged receivables report; and

(vii)       monthly, prior to a securitization and thereafter quarterly, rent rolls identifying the leased premises, names of all tenants, units leased, monthly rental and all other charges payable under each lease, date to which paid, term of lease, date of occupancy, date of expiration, material special provisions, concessions or inducements granted to tenants, and a year-by-year schedule showing by percentage the rentable area of the Queens Place Mortgaged Property and the total base rent attributable to leases expiring each year, and a delinquency report for the Queens Place Mortgaged Property.

Each monthly or quarterly financial statement is required to be accompanied by an officer’s certificate certifying (1) that such statement is true, correct, complete and accurate and presents fairly the financial condition and results of the operations of the Borrower and of the Queens Place Mortgaged Property and has been prepared in accordance with GAAP or any other accounting method, consistently applied (subject to normal year–end adjustments) and (2) whether there exists a Loan Event of Default, and if so, the nature of such default, the period of time it has existed and the action being taken to remedy it. Notwithstanding the foregoing, during the existence of a Cash Management Period, the Borrower will deliver all reports required pursuant to the Queens Place Loan Agreement on a monthly basis.

“Net Operating Income” means, for any period, the actual net operating income of the Queens Place Mortgaged Property but not including deposits to (but not withdrawals from) any reserves required under the Queens Place Loan Agreement.

Annual Reports

Within 90 days after each calendar year, the Borrower is required to deliver to the Lender annual financial statements reviewed by a “big four” accounting firm or another certified public accountant (accompanied by an unqualified opinion from such accounting firm or independent certified public accountant) and prepared in accordance with GAAP or any other accounting method, consistently applied, and containing balance sheets and statements of profit and loss for the Borrower and the Queens Place Mortgaged Property in such detail as the Lender may reasonably request. Each such statement will be required to be in form and substance reasonably satisfactory to the Lender, and set forth the financial condition and the income and expenses for the Queens Place Mortgaged Property for the immediately preceding calendar year, including statements of Net Operating Income as well as (1) a

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list of tenants, if any, occupying more than 20% of the rentable space of the Queens Place Mortgaged Property and (2) a breakdown showing (a) the year in which each lease then in effect expires, (b) the percentage of rentable space covered by such lease and (c) the percentage of base rent with respect to which leases will expire in each such year, expressed both on a per year and a cumulative basis. Each annual financial statement is required to be accompanied by an officer’s certificate (1) certifying that such statement is true, correct, complete and accurate in all material respects and presents fairly the financial condition of the Queens Place Mortgaged Property and has been prepared in accordance with GAAP or any other accounting method, consistently applied and (2) whether there exists a Loan Event of Default, and if so, the nature of such default, the period of time it has existed and the action then being taken to remedy it.

Other Reports

The Borrower is required to deliver to the Lender, within 10 business days of request, such further detailed information with respect to the operation of the Queens Place Mortgaged Property and the financial affairs of the Borrower, the Sole Member or the Manager as may be reasonably requested by the Lender or any applicable rating agency.

Breach

If the Borrower fails to provide to the Lender or its designee any of the financial statements, certificates, reports or information (the “Required Records”) required under the financial reporting provisions of the Queens Place Loan Agreement within 30 days after the date upon which such required record is due, the Borrower will be required to pay to the Lender, at the Lender’s option and in its discretion, an amount equal to $2,500 for each required record that is not delivered; provided that the Lender has given the Borrower at least 15 days prior notice of such failure. In addition, 30 days after the Borrower’s failure to deliver any Required Records, the Lender will have the option, upon 15 days’ notice to the Borrower to gain access to the Borrower’s books and records and prepare or have prepared at the Borrower’s expense, any Required Records not delivered by the Borrower.

Representations and Warranties

The Borrower made the representations and warranties in the Queens Place Loan Agreement set forth in Annex D-1 to this Prospectus as of the Origination Date.

SPE Covenants

The Borrower has represented and warranted to, and covenanted with, the Lender that the Borrower and the Sole Member will at all times during the term of the Queens Place Whole Loan be a “Special Purpose Entity”, which means either (1) a limited liability company that is a Single Member Bankruptcy Remote LLC (as defined below) or (2) a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter:

(i)       was and will be organized solely for the purpose of (A) owning and operating the Queens Place Mortgaged Property or (B) acting as a general partner of the limited partnership that owns the Queens Place Mortgaged Property or member of the limited liability company that owns the Queens Place Mortgaged Property;

(ii)       has not engaged and will not engage in any business unrelated to (A) the ownership or operation, of the Queens Place Mortgaged Property, (B) acting as general partner of the limited partnership that owns the Queens Place Mortgaged Property or (C) acting as a member of the limited liability company that owns the Queens Place Mortgaged Property, as applicable;

(iii)       has not had and will not have any assets other than those related to the Queens Place Mortgaged Property or its partnership or member interest in the limited partnership or limited liability company that owns the Queens Place Mortgaged Property, as applicable;

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(iv)       has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger (other than the merger that occurred simultaneously with the closing of the Loan), asset sale (except as expressly permitted by the Mortgage Loan documents), transfer of partnership or membership interests or the like, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable);

(v)       if such entity is a limited partnership, has and will have, as its only general partner a Special Purpose Entity that is a corporation;

(vi)       if such entity is a corporation, has from and after the Origination Date will have at least two Independent Directors, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless all of the directors (including any Independent Directors) have participated in such vote;

(vii)       if such entity is a limited liability company, from and after the Origination Date will have articles of organization, a certificate of formation or an operating agreement, as applicable, providing that (A) such entity will dissolve only upon the bankruptcy of the managing member, (B) the vote of a majority–in–interest of the remaining members is sufficient to continue the life of the limited liability company in the event of such bankruptcy of the managing member and (C) if the vote of a majority–in–interest of the remaining members to continue the life of the limited liability company following the bankruptcy of the managing member is not obtained, the limited liability company may not liquidate the Queens Place Mortgaged Property without the consent of the applicable rating agencies for as long as the Queens Place Whole Loan is outstanding;

(viii)      has not, and without the unanimous consent of all of its partners, directors or members (including any Independent Director or Independent Manager), as applicable, will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, take any Bankruptcy Action;

(ix)       to the extent there is sufficient cash flow from the operation of the Queens Place Mortgaged Property, has maintained and will intend to maintain adequate capital in light of its contemplated business operations, provided, however, the foregoing will not require any additional member, partner or shareholder of the Borrower to make any direct or indirect capital contributions to the Borrower;

(x)        has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(xi)        has maintained and will maintain its books, records, resolutions and agreements as official records separate from any other Person and, unless such entity is a pass-through entity for tax purposes, will file its own tax returns separate from any other Person;

(xii)       has maintained and will maintain its books, records, resolutions and agreements as official records separate from any other Person;

(xiii)      has not commingled and will not commingle its funds or assets with those of any other Person;

(xiv)      has held and will hold its assets in its own name;

(xv)       has conducted and will conduct its business in its name only, and has not and will not use any trade name;

(xvi)      has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person; provided, however, that the Borrower will be

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permitted to consolidate its financial statements with one or more of its indirect members provided that any such consolidated financial statement contains a note indicating that the Special Purpose Entity’s separate assets and credit are not available to pay the debts of such Affiliate and that the Special Purpose Entity’s liabilities do not constitute obligations of the consolidated entity;

(xvii)      to the extent there is sufficient cash flow from the operation of the Queens Place Mortgaged Property, has paid and will pay its own liabilities, including the salaries of its own employees, if any, out of its own funds and assets, provided, however, the foregoing will not require any direct or indirect member, partner or shareholder of the Borrower to make any capital contributions to the Borrower;

(xviii)     has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(xix)      has maintained and will maintain an arm’s–length relationship with its Affiliates;

(xx)      (a) if such entity owns the Queens Place Mortgaged Property, has and will have no indebtedness other than the Permitted Indebtedness, or (b) if such entity acts as the general partner of a limited partnership which owns the Queens Place Mortgaged Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns the Queens Place Mortgaged Property which (1) do not exceed, at any time, $25,000 and (2) are paid within 30 days of the date incurred; or (c) if such entity acts as a managing member of a limited liability company which owns the Queens Place Mortgaged Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns the Queens Place Mortgaged Property which (1) do not exceed, at any time, $25,000 and (2) are paid within 30 days of the date incurred;

(xxi)      has not and will not assume or guarantee or become obligated for the debts or obligations of any other Person or hold out its credit or assets as being available to satisfy the debts or obligations of any other Person except for the Queens Place Whole Loan;

(xxii)     has not and will not acquire obligations or securities of its partners, members or shareholders;

(xxiii)    has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationery, invoices and checks bearing its own name;

(xxiv)    except in connection with the Queens Place Whole Loan, has not pledged and will not pledge its assets for the benefit of any other Person;

(xxv)     has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;

(xxvi)    has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxvii)    has not made and will not make loans to any Person;

(xxviii)   has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it;

(xxix)    has not entered into or been a party to, and will not enter into or be a party to, any transaction, contract or agreement with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are no less favorable in any material respect to it than would be obtained in a comparable arm’s–length transaction with an unrelated third party;

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(xxx)     has and will have no obligation to indemnify its partners, officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the debt is insufficient to pay such obligation; and

(xxxi)    will consider the interests of its creditors in connection with all corporate, partnership or limited liability company actions, as applicable.

“Single Member Bankruptcy Remote LLC” means a limited liability company organized under the laws of the State of Delaware which at all times since its formation and at all times thereafter:

(i)        complies with the following clauses of the definition of Special Purpose Entity above: (i)(A), (ii)(A), (iii), (iv), (ix), (x), (xi) and (xiii) through (xxxii);

(ii)        has maintained and will maintain its accounts, books and records separate from any other person;

(iii)       has and will have an operating agreement which provides that the business and affairs of the Borrower will be managed by or under the direction of:

(A)       a board of two or more managers designated by the sole member of the Single Member Bankruptcy Remote LLC (the “SMBR Sole Member”), and at all times will have at least two duly appointed Independent Managers on the board of managers, and the board of managers will not take any action requiring the unanimous affirmative vote of 100% of the members of its board of managers unless, at the time of such action there are at least two members of the board of managers who are Independent Managers, and all of the managers and the Independent Manager will have participated in such vote; or

(B)       the SMBR Sole Member, provided that at all times there is at least two Independent Managers designated by the SMBR Sole Member and the operating agreement provides that the SMBR Sole Member will not take any Bankruptcy Actions without the affirmative vote of the Independent Managers;

(iv)       has and will have an operating agreement which provides that, as long as any portion of the debt (other than contingent obligations) remains outstanding:

(A)       upon the occurrence of any event that causes the SMBR Sole Member to cease to be a member of the Borrower (other than (x) upon an assignment by the SMBR Sole Member of all of its limited liability company interest in the Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of the Borrower and the Queens Place Loan Documents, or (y) the resignation of the SMBR Sole Member and the admission of an additional member of the Borrower, if permitted pursuant to the organizational documents of the Borrower and the Queens Place Loan Documents), the Independent Manager will, without any action of any Person and simultaneously with the SMBR Sole Member ceasing to be a member of the Borrower, automatically be admitted as the SMBR Sole Member of the Borrower (the “Special Member”) and will preserve and continue the existence of the Borrower without dissolution;

(B)       no Special Member may resign or transfer its rights as Special Member unless (x) a successor Special Member has been admitted to the Borrower as a Special Member, and (y) such successor Special Member has also accepted its appointment as an Independent Manager; and

(C)       except as expressly permitted pursuant to the terms of the Queens Place Loan Agreement, the SMBR Sole Member may not resign and no additional member will be admitted to the Borrower;

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(v)       has and will have an operating agreement which provides that, as long as any portion of the debt (other than contingent obligations) remains outstanding:

(A)       the Borrower will be dissolved, and its affairs will be wound up only upon the first to occur of the following: (x) the termination of the legal existence of the last remaining member of the Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of the Borrower in the Borrower unless the business of the Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”) or (y) the entry of a decree of judicial dissolution under Section 18–802 of the Act;

(B)       upon the occurrence of any event that causes the last remaining member of the Borrower to cease to be a member of the Borrower or that causes the SMBR Sole Member to cease to be a member of the Borrower (other than (x) upon an assignment by the SMBR Sole Member of all of its limited liability company interest in the Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of the Borrower and the Queens Place Loan Documents, or (y) the resignation of the SMBR Sole Member and the admission of an additional member of the Borrower, if permitted pursuant to the organizational documents of the Borrower and the Queens Place Loan Documents), to the fullest extent permitted by law, the personal representative of such member will be authorized to, and will, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Borrower, agree in writing to continue the existence of the Borrower and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in the Borrower;

(C)       the bankruptcy of the SMBR Sole Member or a Special Member will not cause such member or Special Member, respectively, to cease to be a member of the Borrower and upon the occurrence of such an event, the business of the Borrower will continue without dissolution;

(D)       in the event of dissolution of the Borrower, the Borrower will conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Borrower in an orderly manner), and the assets of the Borrower will be applied in the manner, and in the order of priority, set forth in Section 18–804 of the Act; and

(E)       to the fullest extent permitted by law, each of the SMBR Sole Member and the Special Members will irrevocably waive any right or power that they might have to cause the Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Borrower, to compel any sale of all or any portion of the assets of the Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Borrower.

“Independent Director” means in the case of a corporation, a natural person who, for the 5 year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not, directly or indirectly:

(i)       an employee, manager, stockholder, director, member, partner, officer, attorney or counsel of the corporation or any of its Affiliates (other than his or her service as an Independent Director of the corporation),

(ii)       a creditor, customer of, or supplier or other Person who derives any of its purchases or revenues from its activities with the corporation or any of its shareholders or Affiliates (other than his or her service as an Independent Director if such Person has been provided by a nationally–recognized company that provides professional independent directors including, without limitation, Corporation Service Company);

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(iii)       a Person controlling or under common control with any such employee, manager, stockholder, director, member, partner, officer, attorney, counsel, customer, supplier or other Person, or

(iv)       any member of the immediate family (including a grandchild or sibling) of a person described in clauses (i), (ii) or (iii) immediately above. A natural person who otherwise satisfies the foregoing definition will not be disqualified from serving as an Independent Director of the corporation because such person is an independent director of a “Special Purpose Entity” affiliated with the corporation that does not own a direct or indirect equity interest in the corporation or any entity that is a co–borrower with the corporation if such individual is an independent director provided by a nationally–recognized company that provides professional independent directors including, without limitation, Corporation Service Company.

“Independent Manager” means in the case of a limited liability company, (a) a member that is a single purpose entity, (b) a single purpose entity that is not a member or (c) a natural person who, for the 5 year period prior to his or her appointment as Independent Manager is not, directly or indirectly:

(i)        an employee, manager, stockholder, director, member, partner, officer, attorney or counsel of the limited liability company or any of its Affiliates (other than his or her service as an Independent Manager or Special Member of the limited liability company),

(ii)        a creditor, customer of, or supplier or other Person who derives any of its purchases or revenues from its activities with the limited liability company or any of its members or Affiliates (other than his or her service as an Independent Manager if such Person has been provided by a nationally–recognized company that provides professional independent managers),

(iii)       a Person controlling or under common control with any such employee, manager, stockholder, director, member, partner, officer, attorney, counsel, customer, supplier or other Person, or

(iv)       any member of the immediate family (including grandchildren or siblings) of a person described in clauses (i), (ii) or (iii) immediately above. A natural person who otherwise satisfies the foregoing definition will not be disqualified from serving as an Independent Manager of the limited liability company because such person is an independent manager of a “Special Purpose Entity” affiliated with the limited liability company that does not own a direct or indirect equity interest in the limited liability company or any entity that is a co–borrower with the limited liability company if such individual is an independent manager provided by a nationally–recognized company that provides professional independent managers including, without limitation, Corporation Service Company.

“Bankruptcy Action” means, with respect to any Person, if such Person:

(i)        makes an assignment for the benefit of creditors;

(ii)        files a voluntary petition in bankruptcy;

(iii)       is adjudicated a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings before a court of competent jurisdiction;

(iv)       consents to or files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

(v)       files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any bankruptcy or insolvency proceeding;

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(vi)       seeks, consents to or acquiesces in the appointment of a trustee, receiver, liquidator, sequestrator, custodian or any similar official of or for such Person or of all or any substantial part of its properties;

(vii)       120 days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed; or

(viii)       within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

Other Covenants of the Borrower

The Borrower is required to comply with certain covenants including, without limitation, to comply in all material respects with all legal requirements, insurance requirements and all material contractual obligations by which the Borrower is legally bound.

Loan Events of Default

Events of default under the Queens Place Loan Documents (each a “Loan Event of Default”) include, with respect to the Queens Place Whole Loan and the Borrower, the following:

(a)       any portion of the debt is not paid when due or any other amount described under
“—Property Cash Flow Allocation” is not paid in full when due; (unless during any Cash Management Period, sufficient funds are available in the relevant subaccount on the applicable date); provided however for all non-regularly scheduled payments the Borrower will have 5 business days’ after notice from the Lender to pay such amount before it constitutes a Loan Event of Default;

(b)       any of the real estate taxes are not paid prior to delinquency thereof (unless the Lender is paying such taxes pursuant to the cash management provisions of the Queens Place Loan Agreement), subject to the Borrower’s right to contest real estate taxes in accordance with the Queens Place Loan Agreement;

(c)       the Policies are not kept in full force and effect unless, so long as no Loan Event of Default is continuing, such failure results from Lender’s failure to pay the applicable premiums therefor from the Tax and Insurance Subaccount;

(d)       a transfer other than a Permitted Transfer occurs;

(e)       any representation or warranty made by the Borrower or the Guarantor in any Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by the Borrower or the Guarantor in connection with any Loan Document, is false or misleading in any material respect as of the date the representation or warranty was made;

(f)       the Borrower, the Sole Member or the Guarantor (i) makes an assignment for the benefit of creditors or (ii) is generally not paying its debts as they become due, which with respect to this clause (ii) only, continues for 5 days after written notice from the Lender;

(g)       a receiver, liquidator or trustee is appointed for the Borrower, the Sole Member or the Guarantor; or the Borrower, the Sole Member or the Guarantor is adjudicated a bankrupt or insolvent by a court of competent jurisdiction; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in by, the Borrower, the Sole Member or the Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of the Borrower, the Sole Member or the Guarantor will be instituted by such parties; provided, however, if such appointment, adjudication, petition or proceeding

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was involuntary and not consented to by the Borrower, the Sole Member or the Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within 90 days;

(h)       any covenant contained in certain specifically referenced sections of the Queens Place Loan Agreement containing covenants relating to property management, special purpose entity, change in business or operation of Queens Place Mortgaged Property, certain prohibited actions or prohibited transfers provisions of the Queens Place Loan Agreement; provided, however, that with respect to the breach of the covenants relating to special purpose entity, the breach of any covenant in under the Queens Place Loan Agreement, any such breach must not constitute a Loan Event of Default (A) if such breach is inadvertent, immaterial and non-recurring, and (B) if such breach is curable, if, the Borrower promptly cures such breach within ten business days after becoming aware of such breach, and (C) upon the written request of the Lender, regardless of whether or not such breach is curable, if the Borrower promptly delivers to the Lender a new substantive non-consolidation opinion or a modification of the substantive non-consolidation opinion delivered on the closing date, as applicable, to the effect that such breach must not in any way materially impair, negate or amend the opinions rendered in the substantive non-consolidation opinion, which opinion or modification and the counsel delivering such opinion and modification must be acceptable to Lender in its reasonable discretion (and the Rating Agencies following a securitization).

(i)       except as expressly permitted under the Queens Place Loan Agreement, the actual alteration, improvement, demolition or removal of all or any material portion of the Queens Place Mortgaged Property without the prior written consent of the Lender or the intentional physical waste of any portion of the Queens Place Mortgaged Property;

(j)       a Loan Event of Default as defined elsewhere in the Queens Place Loan Agreement or in any other Loan Document occurs; or any other event must occur or condition must exist, if the effect of such event or condition under the Queens Place Loan Documents is to accelerate or to permit Lender to accelerate the maturity of any portion of the Queens Place Whole Loan;

(k)       any of the assumptions contained in any non–consolidation opinion, delivered to the Lender by the Borrower’s counsel in connection with the Queens Place Whole Loan or otherwise under the Queens Place Loan Agreement, were not true and correct in a material respects as of the date of such opinion or thereafter became untrue or incorrect in any material respect; provided, however, any such breach will not constitute a Loan Event of Default (A) if such breach is inadvertent, immaterial and non-recurring, and (B) if such breach is curable, if the Borrower promptly cures such breach within 10 days after becoming aware of such breach, and (C) upon the written request of the Lender, regardless of whether or not such breach is curable, if the Borrower promptly delivers to the Lender a new substantive non-consolidation opinion or a modification of the substantive non-consolidation opinion delivered on the closing date, as applicable, to the effect that such breach will not impair, negate or amend the opinions rendered in the substantive non-consolidation opinion, which opinion or modification and the counsel delivering such opinion and modification is acceptable to the Lender in its reasonable discretion (and the Rating Agencies following a securitization);

(l)       a default is continuing under any of the other terms, covenants or conditions of the Queens Place Loan Agreement or any other Loan Document, for 10 days after written notice to the Borrower (or the Guarantor, if applicable) from the Lender, in the case of any default which can be cured by the payment of a sum of money, or for 30 days after written notice from the Lender in the case of any other default; provided, however, that if such non–monetary default is susceptible of cure but cannot reasonably be cured within such 30 day period, and the Borrower (or the Guarantor, if applicable) have commenced to cure such default within such 30 day period and thereafter diligently and expeditiously proceeds to cure the same, such 30 day period will be extended for an additional period of time as is reasonably necessary for the Borrower (or the Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed 90 days; or

(m)       the Borrower fails to comply with the covenants and agreements set forth in the Queens Place Loan Agreement relating to secondary market provisions within 2 business days of notice of such failure from the Lender.

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In addition to the Loan Events of Default specified above, the following will also constitute a Loan Event of Default:

(a)       the Borrower fails within any applicable grace and notice periods to fully and faithfully perform and comply with the material terms, conditions and provisions of the Condominium Declaration, by-laws, rules and regulations of the Condominium or any of the other Condominium Agreements which continues for 5 business days after notice of such default from the Lender;

(b)       any of the Condominium Declaration, by-laws, rules and regulations of the Condominium or any of the other Condominium Agreements is materially changed without the Lender’s prior written consent in a manner which has a material adverse effect;

(c)       without the prior consent of the Lender the Condominium is terminated, or the Condominium is withdrawn from the provisions of the Condominium Act, or the unit owners of the Condominium without the consent of the Lender do not resolve to repair and restore the Condominium after damage to all or a substantial part of the Condominium or after condemnation or taking of any part of the Condominium; or

(d) (iv) without the prior written consent of Lender, there is a transfer, release, creation of liens, partition or subdivision of all or part of the common elements of the Condominium which materially and adversely affects the lien or security of the deed of trust or the rights of the Lender thereunder.

The “Condominium Act” means Article 9 B of the New York Real Property Law (339-d et seq.) of the State of New York and all modifications, supplements and replacements thereof and all regulations with respect thereto, now or hereafter enacted or promulgated.

Expense Reimbursement

Pursuant to the Queens Place Loan Agreement, the Borrower will be required to pay any reasonable actual out-of-pocket fees and expenses of the servicer and any reasonable third-party fees and expenses actually incurred in connection with, and related solely to, the Queens Place Whole Loan, including any prepayments, releases of the Queens Place Mortgaged Property, approvals under the Queens Place Loan Documents requested by the Borrower, other requests made by the Borrower under the Queens Place Whole Loan, defeasance, assumption of the Borrower’s obligations or modification of the Queens Place Whole Loan, operating or trust advisor fees, special servicing fees, work-out fees and liquidation fees (in the case of special servicing fees, work-out fees and liquidation fees, to the extent the Loan is the subject of a securitization), reasonable and actual out-of-pocket attorneys’ fees and expenses and other reasonable and actual fees and expenses incurred in connection with the modification or restructuring of the Queens Place Whole Loan.

Except as otherwise expressed in the Queens Place Loan Documents, the Borrower will be required to reimburse the Lender upon receipt of notice from the Lender, for all reasonable actual out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Lender in connection with the Queens Place Whole Loan, including (i) the preparation, negotiation, execution and delivery of the Queens Place Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for the Borrower; (ii) the Borrower’s and the Lender’s ongoing performance under and compliance with the Queens Place Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution and delivery of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by the Lender or the Borrower; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) the creation, perfection or protection of the Lender’s liens in the Queens Place Mortgaged Property and the related accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and the Lender’s consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third

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party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting the Borrower, the Queens Place Loan Documents, the Queens Place Mortgaged Property, or any other security given for the Queens Place Whole Loan; (viii) if a securitization has occurred, fees charged by the Rating Agencies in connection with the Queens Place Whole Loan or any modification of the Queens Place Whole Loan; (ix) enforcing any obligations of or collecting any payments due from the Borrower under any Loan Document or with respect to the Queens Place Mortgaged Property or in connection with any refinancing or restructuring of the Queens Place Whole Loan in the nature of a “work-out” or of any insolvency or bankruptcy proceedings and (x) the fees and expenses of any special servicer retained in respect of the Queens Place Whole Loan.

Condominium Covenants

The Borrower will be required to (i) fully and faithfully perform and comply in all material respects (within any applicable notice and grace periods) with the terms, conditions, and provisions of the Condominium Declaration, by-laws, rules and regulations of the Condominium and any of the other Condominium Agreements, (ii) promptly deliver to the Lender a true, correct and complete copy of all notices of default received by the Borrower with respect to any obligation or duty of the Borrower under the Condominium Agreements, (iii) promptly pay all Assessments imposed on it by the Condominium in accordance with the Condominium Agreements when the same become due and payable with respect to the commercial unit of the Condominium, (iv) deliver to the Lender, promptly upon Lender’s reasonable written request, evidence reasonably satisfactory to the Lender that the Assessments have been so paid or are not then delinquent with respect to the Condominium unit, (v) promptly notify the Lender of any material increase in the amount of Assessments due by the Borrower under the Condominium Agreements, and (vi) not vote for or consent to any modification of or amendment to the Condominium Agreements or relaxation in enforcement of any material provision of the Condominium Agreements, without the prior written consent of the Lender, such consent not to be unreasonably withheld, conditioned or delayed. In addition, subject to the provisions of Queens Place Loan Agreement relating to a Casualty, in the event of damage or destruction to, or condemnation or taking of, all or any part of any of the Condominium which requires a vote of the unit owners of the Condominium to repair and restore the Condominium, the Borrower gave the Lender an irrevocable proxy to cast the Borrower’s vote in such matters as the Lender deems appropriate in its sole judgment.

The Borrower granted to the Lender and its successors and assigns, an irrevocable proxy, effective during the continuance of a Loan Event of Default, to vote and otherwise act on behalf of the Borrower with respect to the Condominium at all annual, special, and other meetings of the unit owners, or by written consent in lieu thereof, and at any other time the Borrower is required or permitted to vote or act as an owner, (i) at any time the Borrower or the unit owners vote or act to change a unit owner’s or unit owners’ percentage of the undivided interest in the common elements, (ii) at any time the Borrower or the unit owners vote or act to revoke the dedication of the buildings and improvements to condominium ownership or to withdraw the dedication thereof from condominium ownership, (iii) at any time the Borrower or the unit owners vote or act to modify or amend the Condominium Declaration, (iv) at any time the Borrower or the unit owners vote or act to modify by-laws of the Condominium, and (v) at any time the Borrower or the unit owners vote to repair or not repair, as the case may be, the common elements and/or any unit of the Condominium, at any time the Borrower or the unit owners have the right to vote pursuant to the Condominium Declaration and/or by-laws. Upon the occurrence and during the continuance of a Loan Event of Default, the Lender may require that any members of the Condominium board of directors elected (or appointed) by the Borrower tender their written resignation and replace such member with a person elected or appointed by the Lender.

As of the Origination Date, there were four members of the Condominium board of directors, three of which were appointed by the Borrower or its Affiliates. The Borrower is required to observe and perform, and cause the members of the Condominium board of directors appointed by the Borrower to observe and perform, in all material respects each and every term to be observed or performed by Borrower and/or such members appointed by the Borrower pursuant to Condominium Agreements. The Borrower is required (i) not to take, or vote to take, and to restrict any member of the Condominium board of directors appointed by the Borrower from taking, or voting to take, any action with respect to the

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Condominium and/or the Commercial Unit of the Condominium that would be contrary to or violate any applicable covenant contained in the Queens Place Loan Agreement or in any other Loan Document, (ii) to vote, and cause the members of the Condominium board of directors appointed by the Borrower to vote (a) to comply with any applicable covenant of the Borrower contained in the Queens Place Loan Agreement or in any other Loan Document relating to the Condominium and/or the Commercial Unit of the Condominium, (b) to maintain the Condominium in good condition and repair, (c) to promptly comply with all legal requirements applicable to the Condominium in all material respects, (d) to promptly repair, replace or rebuild any part of the Condominium which may be damaged or destroyed by any casualty or which may be affected by any condemnation proceeding and (e) to complete and pay for, within a reasonable time, any structure at any time in the process of construction or repair at the Condominium that is owned by the Condominium and not a unit owner so long as such construction or repair is permitted under the Condominium Agreements and all applicable legal requirements, (iii) not, and not to permit any member of the Condominium board of directors appointed by the Borrower to, exercise any other material approval, consent or voting right to which it is entitled under the Condominium Agreements without obtaining the Lender’s prior written consent, and (iv) to use its commercially reasonable efforts to cause the member of the Condominium board of directors appointed by the Borrower to attend each duly called meeting or special meeting of the condominium association of which it receives prior written notice.

The Borrower will be required to (i) allow, and cause each member of the Condominium board of directors appointed by the Borrower to vote in any applicable vote of the condominium board, to allow, the Lender reasonable access at reasonable times and with reasonable prior notice to examine the books, records and receipts of the Condominium solely to the extent the Borrower or such member of the Condominium board of directors has access to the same and in each case subject to the Condominium Agreements, (ii) deliver to the Lender each final annual budget of the Condominium promptly upon receipt.

Additionally, the Borrower may not, and may not permit any member of the Condominium board of directors appointed by the Borrower to, vote to permit the Condominium to incur any indebtedness (other than trade payables incurred in the ordinary course of its business) or to encumber the Condominium in connection therewith, without the Lender’s prior written consent.

The “Condominium” is The Queens Place Condominium, a condominium.

The “Condominium Agreements” are, collectively, the Condominium Declaration, the by-laws, the plans recorded in connection therewith, any rules and regulations of the Condominium and any other documents creating or governing the Condominium.

The “Condominium Declaration” means the Declaration of Condominium of The Queens Place Condominium dated April 14, 2000 and recorded in the Office of the City Register of the City of New York, Queens County (the “City Register’s Office”) in Reel 5599, Page 1205, as amended by that certain First Amendment to Declaration of Condominium of The Queens Place Condominium dated September 25, 2001 and recorded in the City Register’s Office in Reel 6247, Page 2103 and that certain Second Amendment to Declaration of Condominium of The Queens Place Condominium dated as of February 14, 2007 and recorded in the City Register’s Office as CRFN 2007000124499, as the same may be amended and/or modified from time to time.

Governing Law

The Queens Place Loan Documents are governed by the laws of the State of New York, except that the provisions for the creation, perfection and enforcement of the liens and security interests created pursuant to the applicable Loan Documents are governed by and construed in accordance with the laws of the state in which the Queens Place Mortgaged Property is located.

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DESCRIPTION OF THE MEZZANINE LOAN

The following is a summary of the principal provisions of the Mezzanine Loan (as defined below). This summary does not purport to be complete and is qualified in its entirety by reference to the Mezzanine Loan Agreement, dated as of April 12, 2018 (as the same may be further amended, the “Mezzanine Loan Agreement”) by and between MIR Queens Place Mezz, LLC, a Delaware limited liability company (the “Mezzanine Borrower”) and Natixis Real Estate Capital LLC, a Delaware limited liability company (together with its successors and assigns, the “Mezzanine Lender”), and the other documents executed by the Mezzanine Borrower and the other parties in connection with the Mezzanine Loan (the “Mezzanine Loan documents”). The Mezzanine Loan was assigned to GSF QP, LLC, a Nebraska limited liability company.

General

A mezzanine loan in the original principal amount of $10,000,000 (the “Mezzanine Loan”) was made by the Mezzanine Lender to the Mezzanine Borrower pursuant to the Mezzanine Loan Agreement. The Mezzanine Loan consists of one promissory note in the original principal amount of $10,000,000 (the “Mezzanine Note”).

The Mezzanine Borrower has pledged 100% of the membership interests in the Borrower to secure the Mezzanine Loan (the “Mezzanine Pledged Collateral”).

In addition, the Guarantors executed a Mezzanine Guaranty of Recourse Obligations (the “Mezzanine Guaranty”), jointly and severally guaranteeing certain obligations and liabilities of the Mezzanine Borrower to the Mezzanine Lender under the Mezzanine Loan Agreement; provided that under certain circumstances described in the Mezzanine Loan documents, Forest City Enterprises, L.P. will be released from its obligations under the Mezzanine Guaranty.

The relative rights of the Lender and the Mezzanine Lender are governed by an Intercreditor Agreement, dated as of July 16, 2018 (the “Intercreditor Agreement”), between the Lender and the Mezzanine Lender.

“Mezzanine Pledge Agreement” means the Pledge and Security Agreement dated as of April 12, 2018, between the Mezzanine Borrower and the Mezzanine Lender, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

Payment on the Mezzanine Loan

The Mezzanine Loan requires the Mezzanine Borrower to make monthly payments of interest only on the 5th day of each calendar month (or if such day is not a Business Day, the immediately preceding Business Day) (each a “Mezzanine Payment Date”), with the outstanding principal balance due on the Mezzanine Payment Date in May 2028 (the “Mezzanine Maturity Date”).

The Mezzanine Loan accrues interest at a fixed rate per annum equal to 9.75000% (the “Mezzanine Interest Rate”).

Each interest period under the Mezzanine Loan Agreement (each, a “Mezzanine Interest Period”) commences on the 5th day of each calendar month during the term of the Mezzanine Loan and ends on and includes the 4th day of the next occurring calendar month. With respect to payments of principal due on the Mezzanine Maturity Date, interest will be payable at the Mezzanine Interest Rate, through and including the day immediately preceding such Mezzanine Maturity Date. All amounts due under the Mezzanine Loan Agreement will be payable without any deduction, set-off or counterclaim whatsoever. The Mezzanine Borrower will be required to pay to the Mezzanine Lender on the Mezzanine Maturity Date the outstanding principal balance of the Mezzanine Loan, all accrued and unpaid interest and all other amounts due under the Mezzanine Loan documents (such amount from time to time, the “Mezzanine Debt”).

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After the occurrence and during the continuance of a Mezzanine Event of Default (as defined below), the entire unpaid Mezzanine Loan will bear interest at a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law or (ii) 5% above the Mezzanine Interest Rate, compounded monthly.

If any Mezzanine Debt (other than the outstanding principal balance of the Mezzanine Loan due and payable on the Mezzanine Maturity Date or on any other earlier date as a result of an acceleration of the Mezzanine Loan) is not paid by the Mezzanine Borrower on the date when due (after the expiration of any applicable grace or cure periods), the Mezzanine Borrower will be required to pay to the Mezzanine Lender an amount equal to the lesser of 5% of such unpaid sum or the maximum amount permitted by applicable law (the “Mezzanine Late Payment Charge”). Any such amount will be secured by the Mezzanine Pledge Agreement and the other Mezzanine Loan documents.

Reallocation of the Mezzanine Loan Balances

The Mezzanine Loan Agreement permits the Mezzanine Lender to reallocate the principal balance of the Mezzanine Loan among the existing Mezzanine Notes and/or to create additional mezzanine loans or new component notes of any Mezzanine Loan (including senior and junior mezzanine loans or component notes and/or interest-only notes), subject to certain conditions set forth in the Mezzanine Loan documents, including that the aggregate principal balance and the weighted average interest rate of the Mezzanine Loans will not change after giving effect to any such reallocation.

Prepayment

Optional Prepayment. After the Mezzanine Start-up Date, the Mezzanine Borrower has the right to prepay all or any portion of the Mezzanine Loan on any Mezzanine Payment Date on not less than 30 days prior written notice to the Mezzanine Lender provided that if such prepayment is made prior to the Mezzanine Open Prepayment Date, such prepayment is accompanied by the applicable Mezzanine Yield Maintenance Premium. On the Mezzanine Open Prepayment Date or on any Mezzanine Payment Date thereafter prior to the Mezzanine Maturity Date, the Mezzanine Borrower will have the right to pay the entire amount of the Mezzanine Debt, upon five (5) Business Days’ notice to the Mezzanine Lender, without payment of the Mezzanine Yield Maintenance Premium or any other prepayment premium and without effecting a defeasance, provided that no Mezzanine Event of Default then exists. If any such prepayment is not made on a Mezzanine Payment Date, the Mezzanine Borrower will also pay interest that would have accrued on the amount on such prepaid principal to but not including the next Mezzanine Payment Date. Notwithstanding the provisions of the Mezzanine Loan Agreement, the Mezzanine Borrower will not have a right to make a voluntary prepayment of any portion of the principal unless the Borrower will, concurrently with such prepayment, prepay the Queens Place Mortgage Loan in full.

“Mezzanine Assumed Reinvestment Rate” means one–twelfth (1/12) of the yield rate equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Stated Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the Mezzanine Debt, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

“Mezzanine Open Prepayment Date” means the Mezzanine Payment Date that is closest to, but not later than, the sixtieth (60th) day prior to the Mezzanine Maturity Date.

“Mezzanine Present Value Factor” means the factor that discounts to present value the costs resulting to the Mezzanine Lender from the difference in interest rates during the months remaining between the date of prepayment and the Mezzanine Open Prepayment Date, using the Mezzanine Assumed Reinvestment Rate as the discount rate, with monthly compounding.

“Mezzanine Start-up Date” means the earlier of (a) April 12, 2021 and (b) two (2) years from the “start–up day” (within the meaning of Section 860G(a)(9) of the Code) of the real estate mortgage

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investment conduit holding the Mezzanine Note, or if more than one Mezzanine Note exists evidencing the amounts due to the Mezzanine Lender under the Mezzanine Loan documents, the real estate mortgage investment conduit holding the final portion of the Mezzanine Note to be securitized.

“Mezzanine Yield Maintenance Premium” means a prepayment fee equal to the greater of (i) (x) on or prior to the Mezzanine Start-up Date, three percent (3%) of the amount of principal being prepaid and (y) after the Mezzanine Start-up Date, one percent (1%) of the amount of principal being prepaid and (ii) the product obtained by multiplying:

(A)       the amount of principal being prepaid, by

(B)       the excess (if any) of one–twelfth (1/12) of the Mezzanine Interest Rate over the Mezzanine Assumed Reinvestment Rate, by

(C)       the Mezzanine Present Value Factor.

Prepayments After Mezzanine Event of Default. If all or any portion of the principal balance of the Mezzanine Loan is paid to the Mezzanine Lender during the continuance of a Mezzanine Event of Default, the Mezzanine Borrower will be required to pay the outstanding principal balance of the Mezzanine Loan, all accrued interest and other sums due under the Mezzanine Loan documents and an amount equal to the Mezzanine Yield Maintenance Premium (whether or not such prepayment is made before the Mezzanine Open Prepayment Date) applicable to such prepayment.

Defeasance. After the Mezzanine Start-up Date, the Mezzanine Borrower has the right to defease all or a portion of the principal of the Mezzanine Loan in accordance with the terms of the Mezzanine Loan Agreement; provided that the Queens Place Whole Loan is required to be prepaid and satisfied in full simultaneously with such defeasance.

Mandatory Prepayments. In the event of any Mezzanine Liquidation Event, the Borrower will be required to cause the related Mezzanine Net Liquidation Proceeds After Debt Service to be paid to the Mezzanine Borrower in accordance with the cash management provisions of the Queens Place Whole Loan documents, and if such payment is not prohibited thereby, deposited directly into a deposit account designated by the Mezzanine Lender. On each date on which the Mezzanine Lender actually receives a distribution of Mezzanine Net Liquidation Proceeds After Debt Service, the Mezzanine Borrower will be required to prepay the outstanding principal balance of the Mezzanine Loan in an amount equal to one hundred percent (100%) of such Mezzanine Net Liquidation Proceeds After Debt Service, together with interest that would have accrued on such amount through the next Payment Date, other than in connection with a Mezzanine Liquidation Event occurring under clauses (i), (ii) or (v) of the definition thereof. Provided that no Mezzanine Event of Default is continuing, any such mandatory prepayment will be without the payment of the Mezzanine Yield Maintenance Premium. The Mezzanine Borrower will be required to promptly notify the Mezzanine Lender of any Mezzanine Liquidation Event once the Mezzanine Borrower has knowledge of such event. The Mezzanine Borrower will be deemed to have knowledge of (i) a sale (other than a foreclosure sale) of the Queens Place Mortgaged Property on the date on which a contract of sale for such sale is entered into, and a foreclosure sale, on the date notice of such foreclosure sale is given and (ii) a refinancing of the Queens Place Mortgaged Property, on the date on which a commitment for such refinancing has been entered into.

“Mezzanine Liquidation Event” means (i) any casualty to all or any portion of the Queens Place Mortgaged Property, (ii) any condemnation of all or any portion of the Queens Place Mortgaged Property, (iii) a transfer of the Queens Place Mortgaged Property in connection with realization thereon following a Loan Event of Default, including without limitation, a foreclosure sale, (iv) any refinancing of the Queens Place Mortgaged Property or the Queens Place Whole Loan or (v) the receipt by the Borrower of any excess proceeds realized under its owner’s title insurance policy after application of such proceeds by the Borrower to cure any title defect.

“Mezzanine Net Liquidation Proceeds After Debt Service” means with respect to any Mezzanine Liquidation Event, all amounts paid to or received by or on behalf of the Borrower in connection with such

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Mezzanine Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (i) in the event of a Mezzanine Liquidation Event consisting of a casualty or condemnation, the Mezzanine Lender’s and/or the Lender’s reasonable costs incurred in connection with the recovery thereof, (ii) in the event of a Mezzanine Liquidation Event consisting of a casualty or condemnation, the costs incurred by the Borrower in connection with a restoration of all or any portion of the Queens Place Mortgaged Property made in accordance with the Queens Place Whole Loan documents, (iii) in the event of a Mezzanine Liquidation Event consisting of a casualty or condemnation or a transfer, amounts required or permitted to be deducted therefrom and amounts paid pursuant to the Queens Place Mortgage Loan Documents to the Lender, (iv) in the event of a Mezzanine Liquidation Event consisting of a casualty or condemnation, those proceeds paid to the Borrower pursuant to the Queens Place Loan Agreement, (v) in the case of a foreclosure sale, disposition or transfer of the Queens Place Mortgaged Property in connection with realization thereon following a Loan Event of Default, such reasonable and customary costs and expenses of sale or other disposition (including attorneys’ fees and brokerage commissions), (vi) in the case of a foreclosure sale, such costs and expenses incurred by the Lender under the Queens Place Whole Loan documents as the Lender is entitled to receive reimbursement for under the terms of the Queens Place Whole Loan documents, (vii) in the case of a refinancing of the Queens Place Whole Loan, such costs and expenses (including attorneys’ fees) of such refinancing and (viii) the amount of any prepayments required pursuant to the Queens Place Whole Loan documents in connection with any such Mezzanine Liquidation Event.

Mezzanine Events of Default

Events of default under the Mezzanine Loan Agreement (each, a “Mezzanine Event of Default”) consist of the following:

(i)       any portion of the Mezzanine Debt is not paid when due or any other amount under Section 3.10(a) of the Queens Place Loan Agreement is not paid in full when due (unless during any Cash Management Period, as defined under the Queens Place Loan Agreement, sufficient funds are available in the relevant subaccount on the applicable date); provided, however, for all non-regularly scheduled payments, the Mezzanine Borrower will have five (5) Business Days’ after notice from the Mezzanine Lender to pay such amount before it constitutes a Mezzanine Event of Default;

(ii)       any real estate taxes levied, assessed or imposed against all or part of the Queens Place Mortgaged Property are not paid prior to delinquency thereof (unless the Lender is paying such taxes pursuant to the Queens Place Loan Agreement), subject to the Mezzanine Borrower’s and the Borrower’s right to contest real estate taxes in accordance with the Mezzanine Loan Agreement and the Queens Place Loan Agreement, as applicable;

(iii)       the Policies as required under the Queens Place Loan Agreement are not kept in full force and effect unless, so long as no Mezzanine Event of Default is continuing, such failure results from the Lender’s failure to pay the applicable premiums therefor from the tax and insurance subaccount;

(iv)       a Mezzanine Transfer other than certain permitted Mezzanine Transfers occurs;

(v)       any representation or warranty made by the Mezzanine Borrower, the Borrower or the Guarantor in any Mezzanine Loan document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by the Mezzanine Borrower, the Borrower or the Guarantor in connection with any Mezzanine Loan document, is false or misleading in any material respect as of the date the representation or warranty was made;

(vi)       the Mezzanine Borrower, the Borrower, MIR Queens Place, LLC (the “Sole Member”), or the Guarantor (i) makes an assignment for the benefit of creditors or (ii) generally is not paying its debts as they become due, which with respect to this clause (ii) only, continues for five (5) days after written notice from the Mezzanine Lender;

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(vii)       a receiver, liquidator or trustee is appointed for the Mezzanine Borrower, the Borrower or the Guarantor; or the Mezzanine Borrower, the Borrower or the Guarantor is adjudicated a bankrupt or insolvent by a court of competent jurisdiction; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in by, the Mezzanine Borrower, the Borrower, the Sole Member, or the Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of the Mezzanine Borrower, the Borrower, the Sole Member, or the Guarantor is instituted by such parties; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by the Mezzanine Borrower, the Borrower, the Sole Member, or the Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within ninety (90) days;

(viii)       certain covenants relating to the Management Agreement for the Queens Place Whole Loan, special purpose entity covenants, covenants to conduct business in accordance with a certain substantive non-consolidation opinion letter, covenants relating to a change in business or operation of the Queens Place Mortgaged Property, and prohibited transfers are breached; provided however, that with respect to the breach of any special purpose entity covenant or covenant to conduct business in accordance with a certain substantive non-consolidation opinion letter, any such breach will not constitute a Mezzanine Event of Default (A) if such breach is inadvertent, immaterial and non-recurring, and (B) if such breach is curable, if the Mezzanine Borrower promptly cures such breach within ten (10) days after becoming aware of such breach, and (C) upon the written request of the Mezzanine Lender, regardless of whether or not such breach is curable, if the Mezzanine Borrower promptly delivers to the Mezzanine Lender a new substantive non-consolidation opinion or a modification of the substantive non-consolidation opinion delivered on the closing date, as applicable, to the effect that such breach will not in any way materially impair, negate or amend the opinions rendered in the substantive non-consolidation opinion, which opinion or modification and the counsel delivering such opinion and modification are acceptable to the Mezzanine Lender in its reasonable discretion (and the Rating Agencies);

(ix)       except as expressly permitted hereunder, the actual alteration, improvement, demolition or removal of all or any material portion of the improvements on the Queens Place Mortgaged Property without the prior written consent of the Mezzanine Lender or the intentional physical waste of any portion of the Queens Place Mortgaged Property;

(x)       an “Event of Default” as defined elsewhere in the Mezzanine Loan Agreement or in any other Mezzanine Loan document occurs; or any other event occurs or condition exists, if the effect of such event or condition under the Mezzanine Loan documents is to accelerate or to permit the Mezzanine Lender to accelerate the maturity of any portion of the Mezzanine Debt;

(xi)       any of the assumptions contained in any non–consolidation opinion, delivered to the Mezzanine Lender by the Mezzanine Borrower’s counsel in connection with the Mezzanine Loan or otherwise under the Mezzanine Loan Agreement, were not true and correct in all material respects as of the date of such opinion or thereafter became untrue or incorrect in any material respect; provided, however, any such breach will not constitute a Mezzanine Event of Default (A) if such breach is inadvertent, immaterial and non-recurring, and (B) if such breach is curable, if the Mezzanine Borrower promptly cures such breach within ten (10) days after becoming aware of such breach, and (C) upon the written request of the Mezzanine Lender, regardless of whether or not such breach is curable, if the Mezzanine Borrower promptly delivers to the Mezzanine Lender a new substantive non-consolidation opinion or a modification of the substantive non-consolidation opinion delivered on the closing date, as applicable, to the effect that such breach will not in any way materially impair, negate or amend the opinions rendered in the substantive non-consolidation opinion, which opinion or modification and the counsel delivering such opinion and modification are acceptable to the Mezzanine Lender in its reasonable discretion (and the Rating Agencies);

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(xii)       a default is continuing under any of the other terms, covenants or conditions of the Mezzanine Loan Agreement or any other Mezzanine Loan document not otherwise specified as a Mezzanine Event of Default, for ten (10) days after written notice to the Mezzanine Borrower (or the Guarantor, if applicable) from the Mezzanine Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after written notice from the Mezzanine Lender in the case of any other default; provided, however, that if such non–monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30)–day period, and the Mezzanine Borrower (or the Guarantor, if applicable) has commenced to cure such default within such thirty (30)–day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30)–day period will be extended for an additional period of time as is reasonably necessary for the Mezzanine Borrower (or the Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed ninety (90) days;

(xiii)      the Mezzanine Borrower fails to comply with the covenants and agreements relating to secondary market transactions within two (2) Business Days of notice of such failure from the Mezzanine Lender;

(xiv)      a breach of any of the representations and/or warranties relating to the Mezzanine Pledged Collateral occurs, provided, however, such breach will not constitute a Mezzanine Event of Default if such breach is inadvertent, immaterial, and non-recurring and the Mezzanine Borrower cures such breach within ten (10) days after becoming aware of such breach;

(xv)       except as permitted by the Mezzanine Loan Agreement, the Queens Place Whole Loan is prepaid other than on a pro rata basis with the Mezzanine Loan without the Mezzanine Lender’s prior written consent, provided, however, if the Mezzanine Borrower fails to make such pro rata payment, the Mezzanine Borrower will have five (5) Business Days’ after notice from the Mezzanine Lender to pay such amount before it constitutes a Mezzanine Event of Default; or

(xvi)      a Loan Event of Default occurs.

Upon the occurrence and during the continuance of a Mezzanine Event of Default (other than a Mezzanine Event of Default described in clause (vi) or (vii) above and at any time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the Mezzanine Loan documents or at law or in equity, the Mezzanine Lender may take such action, without notice or demand, that the Mezzanine Lender deems advisable to protect and enforce its rights against the Mezzanine Borrower and in and to the Queens Place Mortgaged Property and/or the Mezzanine Pledged Collateral; including declaring the Mezzanine Debt to be immediately due and payable (including unpaid interest), default rate interest, Mezzanine Late Payment Charges, Mezzanine Yield Maintenance Premium, if applicable, and any other amounts owing by the Mezzanine Borrower), without notice or demand; and upon any Mezzanine Event of Default described in clause (vi) or (vii) above, the Mezzanine Debt (including unpaid interest, default rate interest, Mezzanine Late Payment Charges, Mezzanine Yield Maintenance Premium and any other amounts owing by the Mezzanine Borrower) will immediately and automatically become due and payable, without notice or demand.

“Mezzanine Transfer” means any sale, conveyance, transfer, lease or assignment, lien, or the entry into any agreement to sell, convey, transfer, lease or assign, whether by law or otherwise, of, on, in or affecting (i) all or part of the Queens Place Mortgaged Property (including any legal or beneficial direct or indirect interest therein), (ii) any direct or indirect interest in the Borrower or the Mezzanine Borrower (including any profit interest), (iii) any direct or indirect interest in the Sole Member), (iv) the direct or indirect right or power to direct or cause the direction of the management and policies of Mezzanine Borrower, Borrower or Sole Member, through the ownership of voting securities, by contract or otherwise or (v) all or any part of the Mezzanine Pledged Collateral including any legal or beneficial direct or indirect interest therein.

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Governing Law

The Mezzanine Loan documents are governed by and construed in accordance with the laws of the State of New York except that the provisions for the creation, perfection and enforcement of the liens and security interests created pursuant to the applicable Mezzanine Loan documents are governed by and construed in accordance with the laws of the State in which the applicable Mezzanine Pledged Collateral is located.

DESCRIPTION OF THE MEZZANINE INTERCREDITOR AGREEMENT

General

The relative rights of the Lender and the Mezzanine Lender are governed by the Intercreditor Agreement. The following is a summary of the rights of the Lender and the Mezzanine Lender pursuant to the terms of the Intercreditor Agreement dated as of July 16, 2018 between the Lender and the Mezzanine Lender (the “Intercreditor Agreement”).

Subordination of the Mezzanine Loan and Mezzanine Loan Documents

Except (i) as otherwise expressly provided in the Intercreditor Agreement, (ii) in connection with the exercise by the Mezzanine Lender of its rights and remedies with respect to the Separate Collateral and the application of proceeds therefrom as the Mezzanine Lender deems appropriate in its sole discretion, and (iii) in connection with the sale by the Mezzanine Lender of its direct or indirect interests in the Mezzanine Loan and the application of proceeds therefrom as the Mezzanine Lender deems appropriate in its sole discretion: all of the Mezzanine Lender’s rights to payment of the Mezzanine Loan and the obligations evidenced by the Mezzanine Loan documents are subordinated to all of the Queens Place Whole Loan Liabilities and all of the Lender’s rights to payment by the Borrower of the Queens Place Whole Loan and the obligations secured by the Queens Place Whole Loan documents. In the event that Mezzanine Lender realizes on the Separate Collateral or takes Active Control, it will not be bound by the terms of any extensions, modifications, consolidations, supplements, amendments, replacements or restatements of and/or to the Queens Place Whole Loan documents (and only such terms) that are made or entered into in violation of the terms of the Intercreditor Agreement.

Notwithstanding anything to the contrary contained in the Intercreditor Agreement:

Provided that no Loan Event of Default then exists under the Queens Place Whole Loan documents; and provided, that the stated maturity date of the Queens Place Whole Loan has not occurred; and provided further that no bankruptcy, insolvency or reorganization proceeding has occurred, the Mezzanine Lender may accept and retain (1) payments (not including, however, scheduled payments of debt service in the normal course) and prepayments of the Mezzanine Loan (together with any Mezzanine Yield Maintenance Premium), provided that concurrently with such payment and/or prepayment there is a pro rata payment or prepayment of the Queens Place Whole Loan (together with any other amounts payable to Lender pursuant to the Queens Place Whole Loan documents in connection with such payment or prepayment of the Queens Place Whole Loan, including, without limitation, any Yield Maintenance Premium) and provided further that such payment or prepayment of the Mezzanine Loan does not otherwise violate the terms of the Queens Place Whole Loan documents or the Intercreditor Agreement and (2) any amounts due and payable from time to time (including, without limitation, payments to cure a default under the Mezzanine Loan) from Mezzanine Borrower out of Mezzanine Borrower’s own funds and out of funds of any Affiliate of Mezzanine Borrower contributed to Mezzanine Borrower, which Mezzanine Borrower is expressly obligated to pay Mezzanine Lender in accordance with the terms and conditions of the Mezzanine Loan Documents, and Mezzanine Lender will have no obligation to pay over to Lender any such amounts.

In the event of a casualty to the buildings or improvements constructed on any portion of the premises or a condemnation or taking under a power of eminent domain of all or any portion of the premises, Lender

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will have a first and prior interest in and to any payments, awards, proceeds, distributions, or consideration arising from any such event (the “Award”). If the amount of the Award is in excess of all amounts owed to Lender under the Queens Place Whole Loan documents, however, and either the Queens Place Whole Loan Liabilities have been paid in full or Borrower is entitled to a remittance of same under the Queens Place Whole Loan documents other than to restore the premises, such excess Award or portion to be so remitted to Borrower will, to the extent permitted in the Queens Place Whole Loan documents, be paid to or at the direction of Mezzanine Lender, unless other Persons have claimed the right to such awards or proceeds, in which case Lender will only be required to provide notice to Mezzanine Lender of such excess Award and of any other claims thereto. Mezzanine Lender acknowledges that until the Queens Place Whole Loan is paid in full, Mezzanine Lender will have no right to participate in or consent to any adjustment or settlement of any claim relating to a casualty or condemnation or any distribution of any Award; provided, that upon Mezzanine Lender’s written request, Lender will advise Mezzanine Lender of the status of the adjustment or the settlement of a claim.

“Separate Collateral” means (i) the Mezzanine Equity Collateral, (ii) any accounts (and monies therein from time to time) established by Mezzanine Borrower and all amounts deposited therein, and (iii) any other collateral given as security for the Mezzanine Loan pursuant to the Mezzanine Loan documents, in each case not directly constituting security for the Queens Place Whole Loan.

Modifications, Amendments and other Matters

The Lender has the right without the consent of the Mezzanine Lender to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver (collectively, a “Modification”) of the Queens Place Whole Loan or the Queens Place Whole Loan documents, provided that no Modification may, without the prior written consent of the Mezzanine Lender:

(i)        increase the interest rate or principal amount (except for increases in the principal amount to cover protective advances or as a result of future advances, which future advances are contemplated by the Queens Place Whole Loan documents in effect as of the effective date or any subsequent modifications thereof, subject to the restrictions set forth in the Intercreditor Agreement) of the Queens Place Whole Loan;

(ii)        increase in any other material respect any monetary obligations of the Borrower;

(iii)       extend by more than three months or shorten the Maturity Date (except that the Lender may permit the Borrower to exercise any extension options under the Queens Place Whole Loan documents);

(iv)       convert or exchange the Queens Place Whole Loan into or for any equity interest or any other indebtedness or subordinate any of the Queens Place Whole Loan to any indebtedness of the Borrower;

(v)       waive, amend or modify the provisions limiting transfers of direct or indirect interests in the Borrower or the Queens Place Mortgaged Property;

(vi)       materially waive, modify or amend the terms and provisions of the Queens Place Whole Loan cash management agreement or any of the other Queens Place Whole Loan documents with respect to the manner, timing, priority, amounts, conditions for release or methods of the application of payments or reserves under the Queens Place Whole Loan documents or impose new reserve requirements;

(vii)       cross-default the Queens Place Whole Loan with any other indebtedness;

(viii)       obtain any direct or indirect equity interest, contingent interest, additional interest or so-called “kicker” measured on the basis of the cash flow or appreciation of the Queens Place Mortgaged Property (or other similar equity participation);

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(ix)       extend the period during which defeasance or voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance premium or increase the amount of or impose any new prepayment fee, premium or yield maintenance premium;

(x)       release the lien on all or any material portion of the Queens Place Mortgaged Property or the leases and rents or any other material portion of the collateral originally granted under the Queens Place Whole Loan documents (except as may be required or permitted in accordance with the terms of the Queens Place Whole Loan documents as of the Origination Date);

(xi)       impose any new financial covenants on the Borrower or Guarantor (or if such financial covenants exist, impose more restrictive financial covenants on the Borrower or Guarantor) or expand the scope of the guaranteed obligations imposed on the guarantor under the Queens Place Whole Loan Guaranty;

(xii)       modify, amend or add any default provision, including modifying or amending the definitions of “Default” and “Event of Default,” or delete or shorten any notice, cure or grace periods available to the Borrower;

(xiii)      waive or materially modify or amend any material insurance requirements (including any deductibles, limits, qualifications of insurers, terrorism or environmental insurance requirements), or any material casualty or condemnation provisions;

(xiv)       impose any new or additional fees on the Borrower not provided for in the Queens Place Whole Loan documents in effect on July 16, 2018;

(xv)       modify or amend the definitions of “Primary Tenant Sweep Period,” “Debt Service Coverage Ratio,” “Loan-to-Value (LTV),” “Monthly Debt Service Payment Amount,” “Net Operating Income,” “Open Prepayment Period,” “Permitted Transfer” or “Yield Maintenance Premium” and any of the terms used within such definitions or the covenants relating thereto, in effect on July 16, 2018;

(xvi)      spread the lien of the mortgage to encumber additional real property, or otherwise accept a grant of lien on or a security interest in any collateral or any property of the Borrower or any other person not originally granted or contemplated to be granted under the Queens Place Whole Loan documents (except to the extent expressly contemplated by the Queens Place Whole Loan documents); or

(xvii)     change the bond requirements of any defeasance to make them more onerous on the Borrower;

provided, however, that after the later of (I) the expiration of the applicable Monetary Cure Period or Non-Monetary Cure Period, and (II) the date that is 30 days after the Mezzanine Lender has been given notice of a Purchase Option Event, as applicable, the Lender will not be obligated to obtain the Mezzanine Lender’s consent to a Modification in the case of a work-out or other surrender, extension, compromise, release, renewal, or indulgence relating to the Queens Place Whole Loan during the existence of a Continuing Loan Event of Default, except that under no circumstance will modifications as described in clause (i) (with respect to increases in principal amount only), clause (iii) (with respect to shortening only), clause (v) (to the extent such modification would cause the exercise of remedies and realization upon the Mezzanine Equity Collateral by the Mezzanine Lender or a loan pledgee in accordance with the terms of the Intercreditor Agreement to constitute a Loan Event of Default) or clause (ix) be made without the written consent of the Mezzanine Lender; provided further, that to the extent the Lender consummates a Modification in accordance with the provisions of the Intercreditor Agreement, then such Modification will not be deemed a violation of the Mezzanine Loan documents and Mezzanine Lender will be deemed to have consented to such Modification (and will, notwithstanding anything to the contrary contained in the Mezzanine Loan Agreement, consent to such Modification for the benefit of the Mezzanine Borrower and promptly notify Mezzanine Borrower in writing of the same). In addition, neither any amounts funded by

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the Lender under the Queens Place Whole Loan documents as a result of (A) the making of any protective advances or other advances by the Lender, nor (B) interest accruals or accretions and any compounding thereof (including default interest), will be deemed to contravene these provisions.

The Mezzanine Lender will have the right without the consent of the Lender in each instance, to enter into any amendment, deferral, extension, modification, increase renewal, replacement, consolidation, supplement or waiver (a “Mezzanine Loan Modification”) of the Mezzanine Loan or the Mezzanine Loan documents; provided that no such Mezzanine Loan Modification will:

(i)       increase the interest rate or principal amount (except for increases in the principal amount to cover protective advances) of Mezzanine Loan;

(ii)       increase in any other material respect any monetary obligations of the Mezzanine Borrower under the Mezzanine Loan documents;

(iii)      extend by more than three months or shorten the Mezzanine Maturity Date (except that the Mezzanine Lender may permit the Mezzanine Borrower to exercise any extension options under the Mezzanine Loan documents);

(iv)      convert or exchange the Mezzanine Loan into or for any equity interest or any other indebtedness (a “Substitute Obligation”) except in compliance with the Conversion Conditions, or subordinate any of the Mezzanine Loan to any indebtedness of the Mezzanine Borrower;

(v)       provide for any additional contingent interest, additional interest or so-called “kicker” measured on the basis of the cash flow or appreciation of the Queens Place Mortgaged Property except in compliance with the Kicker Conditions;

(vi)      cross-default the Mezzanine Loan with any other indebtedness;

(vii)     accept a grant of any lien on or security interest in any collateral or property of Mezzanine Borrower or any other person not originally granted or contemplated to be granted under the Mezzanine Loan documents, unless (A) such collateral or property is owned by a person other than Mezzanine Borrower or any Guarantor or affiliate thereof and is not collateral for the Queens Place Whole Loan and (B) the consent of the Lender is obtained if such consent is required pursuant to the Queens Place Whole Loan documents;

(viii)     spread the lien and security interest of the applicable pledge agreement to encumber additional collateral;

(ix)      amend or modify the provisions in the Mezzanine Loan documents limiting transfers or encumbrances of interests in the Borrower, Mezzanine Borrower or the Queens Place Mortgaged Property;

(x)       impose any new financial covenants on the Mezzanine Borrower or Guarantor (or if such financial covenants exist, impose more restrictive financial covenants on such Mezzanine Borrower or Guarantor) or expand the scope of the guaranteed obligations imposed on the Guarantor under the Mezzanine Guaranty;

(xi)      modify, amend or add any default provision, including the definitions of “Default” and “Event of Default”, or delete or shorten any notice, cure or grace periods available to Mezzanine Borrower;

(xii)     impose any new or additional fees on the Mezzanine Borrower that are not provided for in the Mezzanine Loan documents in effect on July 16, 2018; or

(xiii)    modify or amend the definitions “Debt Service,” “Debt Service Coverage Ratio,” “Monthly Debt Service Payment,” “Net Operating Income,” “Permitted Transfer,” or “Yield

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Maintenance Premium” and any of the terms used within such definitions or the covenants relating thereto, in effect on the July 16, 2018.

Notwithstanding anything to the contrary in the Intercreditor agreement, if a Mezzanine Event of Default exists under the Mezzanine Loan documents, the Mezzanine Lender will be permitted to modify or amend the Mezzanine Loan documents in connection with a work-out or other surrender, compromise, release, extension, renewal or modification of the Mezzanine Loan without the Lender’s consent, except that under no conditions will modifications as described in clause (i) (with respect to increases in principal amounts only), clause (ii), clause (iii) (with respect to shortening the maturity only), clause (iv) (unless the Conversion Conditions have been satisfied) or clause (v) (unless the Kicker Conditions have been satisfied) be made without the written consent of the Lender. In addition, and notwithstanding the foregoing provisions, any amounts funded by the Mezzanine Lender under the Mezzanine Loan documents as a result of the following will not be deemed to contravene the foregoing: (i) (A) the making of any protective advances or other advances by the Mezzanine Lender, or (B) interest accruals or accretions and any compounding thereof (including default interest; (ii) if no Loan Event of Default has occurred and is continuing, following a Mezzanine Event of Default, retention by the Mezzanine Lender of excess net cash flow that would otherwise be payable to the Borrower and application of such excess net cash flow by the Mezzanine Lender to amortize the principal balance of the Mezzanine Loan ; or (iii) accrual of interest on the Mezzanine Loan in accordance with the terms of the Mezzanine Loan Documents following a Mezzanine Event of Default.

“Continuing Senior Loan Event of Default” means a Loan Event of Default for which (i) the Lender has provided notice of such Loan Event of Default to the Mezzanine Lender in accordance with the terms of the Intercreditor Agreement and (ii) the cure period provided to the Mezzanine Lender has expired and such Loan Event of Default has not been cured by the Mezzanine Lender or waived in writing by the Lender.

“Conversion Conditions” means unsecured indebtedness or preferred equity meeting the following criteria: (i) a maturity date no earlier than the maturity date of the Queens Place Whole Loan, (ii) a principal amount equal to or less than the principal amount plus accrued interest and all other amounts due and unpaid in respect of the Mezzanine Loan, (iii) a current-pay interest rate, or current-pay rate of return, as applicable, equal to or less than the interest rate on the Mezzanine Loan, (iv) other economic terms substantially similar to the Mezzanine Loan, (v) no creation of a lien on the Queens Place Mortgaged Property or on any other collateral for the Queens Place Whole Loan, (vi) subordinate by its terms to the Queens Place Whole Loan, and, if requested by the Lender, either a replacement intercreditor agreement or a subordination agreement, as determined by Lender, and in either case, in form and substance acceptable to the Lender, (vii) if such transaction results in a change to the Borrower’s ownership structure such that any new party holds more than a 49% (direct or indirect) interest such Borrower, if requested by the Lender, delivery within 10 business days of the applicable conversion of a non-consolidation opinion to the Lender, with respect thereto, (viii) if any Certificates are outstanding and rated by at least one Rating Agency, obtaining a Rating Agency Confirmation relating thereto, (ix)(A) the Guarantor reaffirms its obligations under the Guaranty, and (B)(I) if the Guarantor fails to so reaffirm its obligations under the Guaranty, or (II) regardless of whether the Guarantor has reaffirmed its obligations under the Guaranty, if, after the applicable conversion, the Mezzanine Lender possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the Borrower, whether through the ability to exercise voting power, by contract or otherwise (as opposed to veto rights in connection with major decisions), delivery to the Lender, of a supplemental new guaranty from an Acceptable New Guarantor in a form substantially similar to the then-current Guaranty similar to that required under the Intercreditor Agreement in respect of acts or omissions first occurring from and after the date of the conversion of the Mezzanine Loan.

“Event of Default” as used herein means (i) with respect to the Queens Place Whole Loan and the Queens Place Whole Loan documents, any “Event of Default” thereunder (as such quoted term is defined in the Queens Place Whole Loan agreement) and (ii) with respect to the Mezzanine Loan and the Mezzanine Loan documents, any “Event of Default” thereunder (as such quoted term is defined in the Mezzanine Loan agreement).

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“Kicker Conditions” means any additional contingent interest, additional interest or so-called “kicker” measured on the basis of the cash flow or appreciation of the Queens Place Mortgaged Property (or similar equity participation) that does not (i) become payable or otherwise impose monetary obligations prior to the date the Queens Place Whole Loan Liabilities are fully and indefeasibly paid in full, and (ii) violate applicable law.

“Queens Place Whole Loan Liabilities” means, collectively, all of the indebtedness, liabilities and obligations of Mezzanine Borrower or Guarantor evidenced by the Queens Place Whole Loan documents and all amounts due or to become due pursuant to the Queens Place Whole Loan documents, including, without limitation, (i) the principal amount of, and accrued interest on (including, without limitation, any interest which accrues after the commencement of any bankruptcy, insolvency or reorganization of Mezzanine Borrower, whether or not such interest would be allowed in such bankruptcy, insolvency or reorganization proceeding), the Queens Place Whole Loan, including, without limitation, any future advances of principal made thereunder contemplated by the Queens Place Whole Loan documents (as the same may be modified from time to time, subject to any restrictions on modifications in the Intercreditor Agreement) and also include advances made in the nature of protective advances, (ii) all other indebtedness, obligations and liabilities of Mezzanine Borrower or Guarantor to the Lender now existing or hereafter incurred or created under the Queens Place Whole Loan documents, and (iii) all other indebtedness, obligations and liabilities of each Mezzanine Borrower party to the Lender now existing or hereafter incurred, created and arising from or relating to the Senior Loan, including, without limitation, interest thereon and any other amounts payable in respect thereof or in connection therewith, including, without limitation, any late charges, default interest, prepayment fees or premiums, minimum interest premium, breakage, exit fees, advances, post-petition interest, and special servicing, workout and liquidation fees payable to the servicer.

Foreclosure of Separate Collateral

The Mezzanine Lender may not complete a foreclosure, assignment in lieu thereof or other realization upon the equity interests of the Borrower pledged pursuant to the Pledge Agreement (the “Mezzanine Equity Collateral”) (including, without limitation, obtaining title to the Mezzanine Equity Collateral or selling or otherwise transferring the Mezzanine Equity Collateral) or take Active Control without a Rating Agency Confirmation unless the transferee of title to the Mezzanine Equity Collateral is a Qualified Transferee. Promptly after the transfer of title to the Mezzanine Equity Collateral, such transferee of the Mezzanine Equity Collateral will be required to cause the Queens Place Mortgaged Property to be managed by a Qualified Manager. If not in place prior to the transfer of title to the Mezzanine Equity Collateral, upon the written request of the Lender, hard cash management will be implemented under the Queens Place Whole Loan promptly after the transfer of title to the Mezzanine Equity Collateral (upon the same terms and conditions, and with identical reserves, as are set forth in the Queens Place Whole Loan documents as of the date of the Intercreditor Agreement, except that all references therein with respect to payments to the Mezzanine Lender or in connection with, or for the benefit of, the Mezzanine Loan will be ignored and removed therefrom and of no further force or effect). Additionally, if a non-consolidation opinion was delivered in connection with the closing of the Queens Place Whole Loan, the transferee of the Mezzanine Equity Collateral will deliver a new non-consolidation opinion relating to the transferee acceptable to the Lender and meeting then-current criteria of the Rating Agencies within ten (10) Business Days after such transfer of title to the Mezzanine Equity Collateral. The Mezzanine Lender will be required to provide notice of the transfer to the Lender and, after a securitization, the Rating Agencies, together with an officer’s certificate from an officer of the Mezzanine Lender, certifying that all conditions set forth above to be satisfied on or before the transfer of title to the Mezzanine Equity Collateral have been satisfied. Additionally, as a condition precedent to the taking of Active Control or the completion of a foreclosure or other realization upon the Mezzanine Equity Collateral, an Acceptable New Guarantor will be required, at least five (5) days prior to the taking of Active Control or the completion of a foreclosure or other realization, to execute and deliver to the Lender new guaranties in the form attached to the Intercreditor Agreement (individually and collectively, the “New Guaranty”), pursuant to which New Guaranty the Acceptable New Guarantor will undertake the obligations and liabilities that may arise thereunder with respect to events first arising from and after the date of such transfer of title to the Mezzanine Equity Collateral or the taking of Active Control (provided,

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however, that any such New Guaranty submitted by or on behalf of an unsuccessful bidder with respect to the Mezzanine Equity Collateral foreclosure sale will be null, void and of no force and effect, ab initio, and will be returned by the Lender to the Mezzanine Lender or to the Person submitting the same); provided that, with respect to a New Guaranty to be provided by reason of the exercise of Active Control, the Acceptable New Guarantor will only be liable with respect to any act, omission, fact or circumstance first occurring upon or following such exercise of Active Control to the extent that any such obligations or liabilities arise or result from, or were effected through, such exercise of Active Control.

“Acceptable New Guarantor” means a Person that (A) directly or indirectly (x) owns not less than five percent (5%) of the equity interests in and (y) controls (which, for these purposes, means having, at a minimum, the ability to veto and block any decision, action or omission which could trigger liability under the New Guaranty) the transferee of title to the Mezzanine Equity Collateral (provided, however, that if the transferee of title to the Mezzanine Equity Collateral is one of the Qualified Transferees identified in clauses (i) or (ii) of the definition thereof, then, in such case only, such Person need only control (as described in this sentence) such transferee), (B) has a net worth (excluding such Person’s interest in the Queens Place Mortgaged Property) of at least $50,000,000.00 and liquid assets of at least $5,000,000.00 (it being acknowledged that the terms “net worth” and “liquid assets” has the respective meanings ascribed to such terms in the Guaranty), (C) would not be in breach of Section 5.19 of the Queens Place Loan Agreement and is not a Prohibited Person, and (D) is not then the subject of a bankruptcy, insolvency or reorganization proceeding.

“Active Control” means the exercise by the Mezzanine Lender or its nominee or designee of any control and/or proxy rights and/or its power of attorney granted pursuant to any of the Mezzanine Loan documents with respect to the Mezzanine Equity Collateral or the Borrower, including, but not limited to, any action taken by the Mezzanine Lender pursuant to any such exercise to direct or cause the direction of the management, policies or activities of the Borrower.

“Anti-Terrorism Laws” means collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107 56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. §1701 et seq. and (d) all other Legal Requirements relating to money laundering or terrorism.

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management or advisement) in excess of $600,000,000 and (except with respect to a pension advisory firm, asset manager, registered investment adviser, manager or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $250,000,000 and (ii) is regularly engaged in the business of (A) making or owning (or, in the case of a pension advisory firm, asset manager, registered investment adviser, manager or similar fiduciary, regularly engaged in managing investments in) loans secured by commercial real estate similar in size, scope, use and value as the Queens Place Mortgaged Property (including mezzanine loans to direct or indirect owners of commercial properties, which loans are secured by pledges of direct or indirect ownership interests in the owners of such commercial real estate) or (B) operating commercial properties or making investments in commercial real estate similar in size, scope, use and value as the Queens Place Mortgaged Property.

“Korean Financial Act” means the Financial Investment Services and Capital Markets Act of Korea, or any successor or similar Korean statute.

“OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any legal requirements, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by executive order of the President of the United States. The OFAC List is accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

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“Permitted Fund Manager” means any Person that on the date of determination is (i) one of the entities specified in the Intercreditor Agreement or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000.00 and (iii) not subject to a bankruptcy, insolvency or reorganization proceeding.

“Prohibited Person” means any Person identified on the OFAC List or any other person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, including, without limitation, any Anti-Terrorism Laws.

“Qualified Manager” means either: (A) Manager; (B) CBRE; (C) RFR Realty LLC; (D) Tristar Management LLC (so long as, in the case of the foregoing clauses (A) through (D), such Person is not the subject of a bankruptcy or similar insolvency proceeding); (E) a property manager of the Queens Place Mortgaged Property which (i) is a reputable management company having at least five (5) years’ experience in the management of commercial properties with similar uses as the Queens Place Mortgaged Property and in the jurisdiction in which the Queens Place Mortgaged Property are located, (ii) has, for at least five (5) years prior to its engagement as property manager, managed at least (5) properties of the same property type as the Queens Place Mortgaged Property, (iii) at the time of its engagement as property manager has leasable square footage of the same property type as the Queens Place Mortgaged Property equal to the lesser of (X) 1,000,000 leasable square feet and (Y) five (5) times the leasable square feet of the Queens Place Mortgaged Property and (iv) is not the subject of a bankruptcy or similar insolvency proceeding; or (F) in the discretion of the Lender (and following a securitization, the applicable Rating Agencies), a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Queens Place Mortgaged Property.

“Qualified Transferee” means (i) any private real estate fund investment trust established and authorized under the laws of Korea (a “Korean Trust”), so long (x) the beneficiaries of, and owners of not less than 51% of the equity interest in, such trust are, directly or indirectly, Persons that satisfy the Eligibility Requirements and institutional in nature (such as, by way of example, but not by way of limitation, investment banks, insurance companies or commercial banks) and (y) such trust is managed by a fund manager that is (1) authorized to act in such capacity under the Korean Financial Act and (2) (I) with respect to the first transfer by the Mezzanine Lender, is a Person that, on the date of determination, (X) is, in Korea, a nationally-recognized manager of Korean Trusts investing in debt or equity interests relating to commercial real estate, (Y) manages trust investments in debt or equity interests relating to commercial real estate of at least $250,000,000 (or Korean equivalent value) in the aggregate, and (II) with respect to all transfers by the Mezzanine Lender thereafter, reasonably acceptable to the Lender, and (3) is not subject to a bankruptcy or insolvency proceeding (or Korean equivalent proceeding), (ii) Spectrum or a majority-owned affiliate of Spectrum, including, without limitation, the Mezzanine Lender, or (iii) one or more of the following:

(A)       a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan; provided that any such Person referred to in this clause (A) satisfies the Eligibility Requirements;

(B)       an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended; provided that any such Person referred to in this clause (B) satisfies the Eligibility Requirements;

(C)       an institution substantially similar to any of the foregoing entities described in clauses (iv)(A) or (iv)(B) that satisfies the Eligibility Requirements;

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(D)       any entity (1)(x) which owns not less than forty percent (40%) of the equity interests of, or (y) whose equity interests are not less than forty percent (40%) owned by, and (2) which Controls, is Controlled by, or is under common Control (as defined in clause (ii) of such definition) with, any of the entities described in clauses (i), (ii), (iii) or (iv)(A), (iv)(B) or (iv)(C) above or (iv)(E) below;

(E)       an investment fund, limited liability company, limited partnership or general partnership (a “Permitted Investment Fund”) where a Permitted Fund Manager or an entity that is otherwise a Qualified Transferee under clauses (iv)(A), (B), (C) or (D) of this definition investing through a fund with committed capital of at least $250,000,000 acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such Permitted Investment Fund are owned, directly or indirectly, by one or more of the following: the Mezzanine Lender, a Qualified Transferee under clauses (iv)(A), (B), (C) or (D) of this definition, an institutional “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended, and/or a “qualified institutional buyer” or both within the meaning of Rule 144A promulgated under the Securities Exchange Act of 1934, as amended; provided such institutional “accredited investors” or “qualified institutional buyers” that are used to satisfy the 50% test set forth in this clause (E) satisfy the financial tests in clause (i) of the definition of Eligibility Requirements; or

(F)       any other lender or Person that has been approved as a Qualified Transferee by the Rating Agencies pursuant to, and for the purposes of, the Intercreditor Agreement.

Notwithstanding anything to the contrary contained in this definition of Qualified Transferee, in no event will any Prohibited Person, Borrower, Mezzanine Borrower, any Borrower Party, any tenants-in-common, any Delaware Statutory Trust or any Crowd-Funded Entity be deemed or permitted to be a “Qualified Transferee” for the purposes of the Intercreditor Agreement.

“Spectrum” means Spectrum Financial Services, Inc., an Iowa C-corporation.

Cure Rights

Prior to the Lender commencing any enforcement action under the Queens Place Whole Loan documents, it is required to give the Mezzanine Lender an opportunity to cure the underlying default; provided that in the event the Borrower fails to repay the Queens Place Whole Loan in full on the Maturity Date, the Mezzanine Lender’s sole right will be to purchase the Queens Place Whole Loan as described below. If the underlying default is a monetary default relating to a liquidated sum of money, the Mezzanine Lender will have until 10 business days after the later of (i) the receipt (or deemed receipt) of the Lender’s notice of such default and (ii) the expiration of the Borrower’s cure period, if any (a “Monetary Cure Period”); provided that in the event that the Mezzanine Lender elects to cure such monetary default, the Mezzanine Lender will be required to (x) pay, defend and hold harmless the Lender for all costs, expenses, losses, liabilities, obligations, damages, penalties, costs and disbursements arising under the pooling and servicing agreement for the Queens Place Whole Loan, as applicable, to the extent imposed on, incurred by, or asserted against, the Lender due to or arising from such Monetary Cure Period, and (y) without duplication of the foregoing, reimburse the Lender for any interest charged by the Lender on any required (pursuant to such pooling and servicing agreement) advances for monthly payments of principal and/or interest on the Queens Place Whole Loan and/or on any protective advances.

The Mezzanine Lender will not have the right to cure as hereinabove set forth with respect to monthly scheduled debt service payments on the Queens Place Whole Loan (1) for a period of more than four consecutive months, unless the Mezzanine Lender has commenced and is continuing diligently to pursue its rights against the Mezzanine Equity Collateral, or (2) more than 12 months in the aggregate during the term of the Queens Place Whole Loan. Notwithstanding the foregoing, the Mezzanine Lender will not be required, in order to effect a cure under the Intercreditor Agreement, to pay any interest at the Default Rate or late charges under the Queens Place Whole Loan documents and no interest at the

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Default Rate or late charges will accrue against the Mezzanine Lender prior to expiration of the Monetary Cure Period.

If the underlying default is of a non-monetary nature, the Mezzanine Lender will have until 30 days after the later (the last day of such 30-day period hereinafter referred to as the “Initial Cure Period Expiration Date”) of (A) the receipt (or deemed receipt) by the Mezzanine Lender of notice of such default and (B) after the expiration of the Borrower’s cure period, if any, under the Queens Place Whole Loan documents to cure such non-monetary default, if any (a “Non-Monetary Cure Period”); provided, however, that, if such non-monetary default identified in the default notice is susceptible of cure but cannot reasonably be cured within the Non-Monetary Cure Period (or is not susceptible of cure at all) and if curative action was commenced within the applicable cure period and is being continuously and diligently pursued by the Mezzanine Lender (or with respect to a non-monetary default that is not susceptible of cure without the foreclosure of its Mezzanine Equity Collateral or not susceptible of cure at all, if the Mezzanine Lender is diligently and continuously pursuing the foreclosure of the Mezzanine Equity Collateral), the Mezzanine Lender will be given an additional period of time as is reasonably necessary for the Mezzanine Lender, in the exercise of due diligence, to cure such non-monetary default (or to foreclose on the Mezzanine Equity Collateral if the non-monetary default is not susceptible of cure without the foreclosure of the Mezzanine Equity Collateral or is not susceptible of cure at all) for so long as (i) the Borrower or such Mezzanine Lender makes or causes to be made timely payment of the Borrower’s regularly scheduled monthly principal (if any) and/or interest payments under the Queens Place Whole Loan and any other amounts due under the Queens Place Whole Loan documents as and when the same are due thereunder (i.e., without additional cure or grace periods; provided, however, that notwithstanding the foregoing, so long as the Borrower has not failed to make a timely payment for two or more such monthly payments within the immediately preceding 12 months, the Lender will allow the Mezzanine Lender to make such payment within five business days after the Borrower’s cure period therefor under the Queens Place Whole Loan documents has expired); provided that if both the Borrower and the Mezzanine Lender make any particular payment, the Lender will be required to refund to the Mezzanine Lender its payment, (ii) such additional period of time does not exceed 90 days following the Initial Cure Period Expiration Date, (iii) such default is not caused by any bankruptcy, insolvency or assignment for the benefit of creditors of Borrower (subject to the following sentence), and (iv) (A) during the period commencing on the 60th day following the Initial Cure Period Expiration Date, with respect to any default other than a default that is not susceptible of cure by Mezzanine Lender, and (B) during such Non-Monetary Cure Period, with respect to a default that is not susceptible of cure by Mezzanine Lender (in the case of either foregoing clause (A) or (B)), there is no material impairment to the value, use or operation of the Queens Place Mortgaged Property or of the Lender’s lien on any of the collateral for the Queens Place Whole Loan, in each case as determined by the Lender in its reasonable, good faith discretion. If the Lender determines that there has been a material impairment to the value, use or operation of the premises or of Lender’s lien on any of the real estate, leases and rents or reserve funds serving as collateral for the Queens Place Whole Loan (a “Material Impairment Determination”), the Mezzanine Lender will have three business days to cure such default, unless such default is one not susceptible of cure by Mezzanine Lender. If Lender makes a Material Impairment Determination with respect to such default, delivered notice to Mezzanine Lender and (other than with respect to a default that is not susceptible of cure) Mezzanine Lender has not cured such default within such three business day period, then Lender will, at any time during the Provisional Cure Period (as defined in the Intercreditor Agreement) pertaining to such default, or, if such default is not be cured by Mezzanine Lender during such Provisional Cure Period (as defined in the Intercreditor Agreement), at any time thereafter, be entitled to commence any enforcement action under the Queens Place Whole Loan documents, provided that Lender will not during the Provisional Cure Period (as defined in the Intercreditor Agreement) (or such three business day cure period) or, with respect to such default if such default shall be cured within such Provisional Cure Period (as defined in the Intercreditor Agreement) , (i) complete a judicial or non-judicial foreclosure, (ii) accept a deed-in-lieu of foreclosure or (iii) request, solicit, consent to or file (unless Lender is legally required to so consent or file) any pleadings in support of the sale of the premises by a receiver, in each case, so long as Mezzanine Lender is continuing diligently to prosecute the cure of the default in question and the other conditions in the preceding sentence of this paragraph remain satisfied. Notwithstanding anything to the contrary, any Monetary Cure Period and/or Non-Monetary Cure Period will automatically terminate upon the commencement of a bankruptcy, insolvency or reorganization

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proceeding of the Borrower; provided, however, that if such proceeding is involuntary and was not precipitated by the taking of Active Control, the non-monetary and/or additional cure period granted to the Mezzanine Lender will not terminate as a result thereof so long as such proceeding is dismissed within 90 days of filing thereof.

So long as no continuing Loan Event of Default exists, all funds held and applied pursuant to the cash management agreement and Queens Place Whole Loan agreement will continue to be applied pursuant thereto and will not be applied by the Lender to prepay the outstanding principal balance of the Queens Place Whole Loan.

Right to Purchase Queens Place Whole Loan

If (1) the Borrower has become a debtor in any bankruptcy, insolvency or reorganization proceeding, (2) the Queens Place Whole Loan has been accelerated, (3) any enforcement action has been commenced, (4) the Queens Place Whole Loan has become a “specially serviced loan” under the pooling and servicing agreement or (5) the Queens Place Whole Loan is not repaid in full on the Stated Maturity Date (each of the foregoing, a “Purchase Option Event”), the Mezzanine Lender will have the right to purchase, in whole but not in part, the Queens Place Whole Loan for the Loan Purchase Price.

The “Loan Purchase Price” is an amount equal to the sum of (i) the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, (ii) any protective advances, monthly advances of principal and interest and any interest charged by the Lender on any advances for monthly payments of principal and/or interest on the Queens Place Whole Loan and/or on any protective advances, (iii) any workout fee or liquidation fee payable under any applicable pooling and servicing agreement, (iv) post-petition interest, (v) exit fees, and (vi) all reasonable costs and expenses (including special servicing fees and reasonable legal fees and expenses) actually incurred by the Lender or any servicer in enforcing the terms of the Queens Place Whole Loan documents, any fees and expenses payable or reimbursable to any servicer, trustee, fiscal agent or special servicer, including, without limitation, interest on any advances made by any of them and any workout, securitization, liquidation, special servicing or similar fees paid or payable to any of them, but specifically excluding (x) any prepayment fees or premiums, yield maintenance premiums or fees, late charges, liquidated damages amount and/or default interest (other than interest on advances as set forth in clause (ii) above) and (y) notwithstanding clause (iii) above, in the event that the Mezzanine Lender purchases the Queens Place Whole Loan within 90 days of the date it receives notice of the applicable Purchase Option Event, any workout or liquidation fees.

The right of the Mezzanine Lender to purchase the Queens Place Whole Loan will automatically terminate (I) provided that a Continuing Loan Event of Default exists, upon a transfer of the Queens Place Mortgaged Property by foreclosure sale, sale by power of sale or, subject to satisfaction by the Lender of the provision described below, delivery of a deed in lieu of foreclosure in respect of the Queens Place Whole Loan or (II) with respect to a specific Purchase Option Event, if such Purchase Option Event ceases to exist in accordance herewith; provided, however, that with respect to clause (I), in no event will the Mezzanine Lender have less than 20 business days to deliver a purchase notice following receipt of notice by the Lender of the occurrence of a Purchase Option Event. Concurrently with payment to the Lender of the Loan Purchase Price, the Lender will be required to deliver or cause to be delivered to the purchasing Mezzanine Lender all Queens Place Whole Loan documents held by or on behalf of the Lender and all amounts then held in any reserve or escrow account controlled by or held on account of the Lender and will execute in favor of the purchasing Mezzanine Lender or its designee assignment documentation, in form and substance reasonably acceptable to such Mezzanine Lender, at the sole cost and expense of such Mezzanine Lender, to assign the Queens Place Whole Loan and its rights under the Queens Place Whole Loan documents (without recourse, representations or warranties).

The Lender is required to provide the Mezzanine Lender at least 20 business days’ advance written notice prior to the Lender (or its designee) accepting a deed-in-lieu of foreclosure with respect to the Queens Place Mortgaged Property, during which time the Mezzanine Lender may deliver a purchase notice. If the Mezzanine Lender delivers a purchase notice during such time, then, instead of completing

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such deed in lieu transaction, the Lender will be required to proceed to consummate the sale of the Queens Place Whole Loan to the Mezzanine Lender or its nominee or designee; provided, however, that, the Lender may continue to negotiate such deed-in-lieu transaction with the Borrower or such other applicable Persons after the receipt of a purchase notice so long as it does not complete any such transaction until such time as the Mezzanine Lender fails to purchase the Queens Place Whole Loan.

Termination of Manager

If both the Lender and the Mezzanine Lender have the right to terminate the Property Manager, and the Lender fails to exercise such rights, the Mezzanine Lender may exercise such rights, provided that such exercise may be superseded by any subsequent exercise of such rights by the Lender to the extent provided in the Queens Place Whole Loan documents. Upon the occurrence of any event which would entitle the Mezzanine Lender to cause the termination of the property manager pursuant to the Mezzanine Loan documents, the Mezzanine Lender will have the right to select, or cause the selection, of a replacement property manager (including asset manager) or leasing agent for the Queens Place Mortgaged Property, which replacement manager, asset manager and/or leasing agent will either (a) be subject to the Lender’s reasonable approval and, if any Certificates are then outstanding, be subject to a Rating Agency Confirmation, or (b) satisfy the qualification requirements. If a Continuing Loan Event of Default exists under the Queens Place Whole Loan, or any other event has occurred pursuant to which the Lender has the right to select any replacement manager, asset manager and/or leasing agent pursuant to the Queens Place Whole Loan documents, the Lender will have the sole right to select, or cause the selection of, any replacement manager, asset manager and/or leasing agent, whether or not a new manager or agent was retained by the Mezzanine Lender; provided that so long as no Continuing Loan Event of Default exists, such replacement manager and/or asset manager satisfies the qualification requirements.

Budget and Lease Approval Rights

If any Mezzanine Loan documents contain any provision or requirement that the Mezzanine Lender’s consent or approval be obtained with respect to the annual budget, to the extent that such consent or approval is also required by the Lender under the Queens Place Whole Loan documents, the Mezzanine Lender will first advise the Lender of whether the Mezzanine Lender objects, along with its suggestions for changes, to the requested consent or approval within ten business days after its receipt of such annual budget in accordance with the Mezzanine Loan documents. The Lender is required to consult with the Mezzanine Lender with respect to any such consent or approval right of the Mezzanine Lender, but such consultation will not be binding on the Lender. The Mezzanine Lender may not unreasonably withhold consent to any changes in the budget requested by the Lender.

If any Mezzanine Loan documents contain any provision or requirement that the Mezzanine Lender’s consent or approval be obtained for any act or determination by the Borrower or the Mezzanine Borrower in connection with the leasing of the Queens Place Mortgaged Property or alterations to the Queens Place Mortgaged Property, to the extent that such consent or approval is also required by the Lender under the Queens Place Whole Loan documents, the Mezzanine Lender will first advise the Lender of whether the Mezzanine Lender objects to the requested consent or approval within fifteen (15) Business Days after its receipt of both (i) a written request for a consent or approval from Mezzanine Borrower and (ii) delivery of all materials reasonably requested by the Mezzanine Lender required to make any such decision. The Lender will consult with the Mezzanine Lender with respect to any such consent or approval right of the Mezzanine Lender, but each of the Lender and the Mezzanine Lender has independent approval rights as set forth in the Queens Place Whole Loan documents and the Mezzanine Loan documents, respectively.

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EXHIBIT C

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

MIR Queens Place Associates, LLC (the “Borrower”) represented to the Lender that, with respect to itself (or the Queens Place Mortgaged Property, as applicable) as of the Origination Date:

All capitalized terms used in this Exhibit C have the meanings ascribed to such terms in the Queens Place Loan Agreement.

(1)       Organization; Special Purpose. Each of the Borrower and the Sole Member has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged, the absence of which could reasonably be expected to have a Material Adverse Effect. Each of the Borrower and the Sole Member is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Property. The Borrower is a Special Purpose Entity.

(2)       Proceedings; Enforceability. The Queens Place Loan Agreement and the remaining Queens Place Loan Documents have been duly authorized, executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally and general principles of equity. The Queens Place Loan Documents are not subject to, and the Borrower has not asserted, any right of rescission, set–off, counterclaim or defense, including the defense of usury. No exercise of any of the terms of the Queens Place Loan Documents, or any right thereunder, will render any Queens Place Loan Document unenforceable, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally and general principles of equity.

(3)       No Conflicts. The execution, delivery and performance of the Queens Place Loan Documents by the Borrower and the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Queens Place Loan Documents) upon any of the property of the Borrower pursuant to the terms of, any agreement or instrument to which the Borrower is a party or by which the Property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over the Borrower or the Property. Except as provided in the Queens Place Loan Documents, the Borrower’s rights under the Licenses and the Management Agreement will not be adversely affected in any material respect by the execution and delivery of the Queens Place Loan Documents, the Borrower’s performance thereunder or the recordation of the Security Instrument. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by the Borrower of the Queens Place Loan Documents has been obtained and is in full force and effect.

(4)       Litigation. There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or, to the Borrower’s knowledge, threatened against or affecting the Borrower, the Sole Member, the Manager or the Property, which, if adversely determined, would have a Material Adverse Effect.

(5)       Agreements. The Borrower is not a party to any agreement or instrument or subject to any restriction which is reasonably likely to have a Material Adverse Effect, it being understood the Borrower is making no statement as to whether the execution of the Queens Place Loan Documents is reasonably likely to have a Material Adverse Effect. To the Borrower’s knowledge, the Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any Permitted Encumbrance or any other material agreement or instrument to which it is a party or by which it or, to the Borrower’s knowledge, the Property is bound.

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(6)       Title. The Borrower has good, marketable and insurable title in fee to the real property that forms a part of the Property and good title to the balance of the Property, free and clear of all Liens except the Permitted Encumbrances. All transfer Taxes, deed stamps, intangible Taxes or other amounts in the nature of transfer Taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of the Property to the Borrower have been paid. The Security Instrument when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on the Borrower’s interest in the Property and (ii) valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. All mortgage, recording, stamp, intangible or other similar Taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Queens Place Loan Documents have been paid or are being paid simultaneously with the Queens Place Loan Agreement. The Permitted Encumbrances do not materially adversely affect the value, operation or use of the Property, or the Borrower’s ability to repay the Queens Place Whole Loan. No Condemnation or other proceeding has been commenced or, to the Borrower’s knowledge, is contemplated with respect to all or part of the Property or for the relocation of roadways providing access to the Property. Except as disclosed in the Title Policy, there are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Queens Place Loan Documents. There are no outstanding options to purchase or rights of first refusal to purchase affecting all or any portion of the Property. Except as may be disclosed on the Survey, all of the Improvements included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvement on an adjoining property encroaches upon the Property, and no easement or other encumbrance upon the Property encroaches upon any of the Improvements, except those insured against by the Title Policy. Each parcel comprising the Property is a separate tax lot and is not a portion of any other tax lot that is not a part of the Property. Except as disclosed in the Title Policy, there are no pending or to the Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property.

(7)       No Bankruptcy Filing. The Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property (a “Bankruptcy Proceeding”), and the Borrower has no knowledge of any Person contemplating the filing of any such petition against it. In addition, neither the Borrower nor the Sole Member nor any principal nor Affiliate of either has been a party to, or the subject of a Bankruptcy Proceeding for the past ten years other than as disclosed by the Borrower to the Lender in the Borrower Sponsor Profile of Madison NYC Core Retail Manager, LLC dated February 27, 2018.

(8)       Full and Accurate Disclosure. To the Borrower’s knowledge, no statement of fact made by the Borrower in any Queens Place Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to the Borrower that has not been disclosed to the Lender which adversely affects, or, as far as the Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower, in each case in any material respect. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to the Lender by the Borrower in respect of the Borrower and the Property (i) are true, complete and correct in all material respects, (ii) accurately represent in all material respects the financial condition of the Borrower and the Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. The Borrower has no contingent liabilities, liabilities for Taxes, unusual forward or long–term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations, in each case that are reasonably likely to have a Material Adverse Effect and are not expressly permitted by the Queens Place Loan Agreement. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of the Borrower or the Property from that set forth in said financial statements.

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(9)       No Plan Assets. The Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of the Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3–101, as modified by Section 3(42) of ERISA.

(10)       Compliance. To the Borrower’s knowledge and except as disclosed to the Lender, the Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking and applicable zoning and land use laws, regulations and ordinances). The Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which would have a Material Adverse Effect. The Property is used exclusively for retail and other appurtenant and related uses. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the Borrower’s knowledge, threatened with respect to the zoning of the Property. To the Borrower’s knowledge, neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property, except as may be set forth in the Condominium Agreements. All material certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property for its current use (collectively, the “Licenses”), have been obtained and are in full force and effect. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property and all other restrictions, covenants and conditions affecting the Property.

(11)       Contracts. There are no service, maintenance or repair contracts affecting the Property that are not terminable on 90 days’ notice or less without cause and without penalty or premium. All service, maintenance or repair contracts affecting the Property have been entered into at arms–length in the ordinary course of the Borrower’s business.

(12)       Federal Reserve Regulations; Investment Company Act. No part of the proceeds of the Queens Place Whole Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Queens Place Loan Document. Borrower is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 2005, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(13)       Utilities and Public Access. Except as otherwise disclosed on the Survey, the Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses. To the Borrower’s knowledge, except as otherwise disclosed on the Survey, (i) all public utilities necessary or convenient to the full use and enjoyment of the Property are located in the public right–of–way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property absent a valid easement and (ii) all roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

(14)       Physical Condition. Except as may be disclosed on the Property Condition Report or in any tenant estoppel certificate delivered to Lender (each, a “Tenant Estoppel”), the Property, including all Improvements, parking facilities, systems, Equipment and landscaping that form a part of the Property, are in good condition, order and repair in all material respects; there exists no structural or other material defect or damages to the Property, whether latent or otherwise. The Borrower has not received written notice from any insurance company or bonding company of any defect or inadequacy in the Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary

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premiums or charges thereon or any termination of any policy of insurance or bond. Except as otherwise disclosed on the Survey, no portion of the Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

(15)       Leases. The Borrower has delivered to the Lender a true, correct and complete in all material respects rent roll for the Property (the “Rent Roll”), which, to the Borrower’s knowledge, includes all Leases affecting the Property. Except as set forth on the Rent Roll, disclosed in any Tenant Estoppel or set forth in any Lease: (i) each Lease is in full force and effect; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under the Leases, and there are no offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (iv) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and to the Borrower’s knowledge, there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) no tenant has made any claim against the landlord under any Lease which remains outstanding, there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) to the Borrower’s knowledge, there is no present material default by the tenant under any Lease; (vii) all security deposits under Leases are as set forth on the Rent Roll and are held consistent with Section 3.8 of the Queens Place Loan Agreement; (viii) the Borrower is the sole owner of the entire lessor’s interest in each Lease; (ix) each Lease is the valid, binding and enforceable obligation of the Borrower and the applicable tenant thereunder subject to bankruptcy and general principles of equity; and (x) to the Borrower’s knowledge, no Person has any possessory interest in, or right to occupy, the Property except under the terms of a Lease or, in the case of the Common Elements, the other owners of Units in the Condominium. To the Borrower’s knowledge and except as set forth on the Rent Roll, disclosed in any Tenant Estoppel or set forth in any Lease, none of the Leases contains any option to purchase or right of first refusal to purchase the Property or any part thereof. To the Borrower’s knowledge and except as disclosed in any Tenant Estoppel, neither the Lease s nor the rents have been assigned or pledged except to Lender by any assignment that is currently in effect, and no other Person has any interest therein except the tenants thereunder.

(16)       Fraudulent Transfer. The Borrower has not entered into the Queens Place Whole Loan or any Queens Place Loan Document with the actual intent to hinder, delay, or defraud any creditor, and the Borrower has received reasonably equivalent value in exchange for its obligations under the Queens Place Loan Documents. Giving effect to the transactions contemplated by the Queens Place Loan Documents, the fair saleable value of the Borrower’s assets exceeds and will, immediately following the execution and delivery of the Queens Place Loan Documents, exceed the Borrower’s total liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. The Borrower’s assets do not and, immediately following the execution and delivery of the Queens Place Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of the Borrower).

(17)       Ownership of Borrower. The organizational chart attached as Schedule 2 of the Queens Place Loan Agreement is complete to the levels shown thereon and accurate as of the date hereof.

(18)       Management Agreement. The Management Agreement is in full force and effect. There is no default, breach or violation existing thereunder by the Borrower or to the Borrower’s knowledge, the property manager thereof and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.

(19)       Hazardous Substances. Except as set forth in the Environmental Report, (i) the Property is not in material violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean–up, including the Comprehensive

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Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right–to–Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any Legal Requirements relating to Toxic Mold, any state super–lien and environmental clean–up statutes, any local law requiring related permits and licenses, any common law relating to Toxic Mold or other Hazardous Substances, and all amendments to and regulations in respect of the foregoing laws (collectively, “Environmental Laws”); (ii) the Property is not subject to any private or governmental lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic or dangerous substances, including, without limitation, toxic mold, or any other substances or materials which are included under or regulated by Environmental Laws other than Routine Hazardous Substances (collectively, “Hazardous Substances”); (iii) to the Borrower’s knowledge, no Hazardous Substances are or have been (including the period prior to the Borrower’s acquisition of the Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Property other than in compliance with all Environmental Laws; (iv) to the Borrower’s knowledge, no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Property; (v) to the Borrower’s knowledge, no underground storage tanks exist on the Property and the Property has never been used as a landfill; and (vi) there have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of the Borrower in the previous five (5) years which have not been provided to Lender.

(20)       Principal Place of Business. The principal place of business of the Borrower is its primary address for notices as set forth in Section 6.1 of the Queens Place Loan Agreement.

(21)       Other Debt. There is no indebtedness with respect to the Property or any indebtedness secured over excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

(22)       Embargoed Person. None of the funds or assets of the Borrower, the Sole Member or any Guarantor, as applicable, constitute property of, or are beneficially owned directly or, to the Borrower’s knowledge, indirectly, by any Embargoed Person (as defined in the Queens Place Loan Agreement) and no Embargoed Person has any direct interest, and to the Borrower’s knowledge, as of the date hereof, based upon reasonable inquiry by the Borrower, indirect interest, of any nature whatsoever in the Borrower, the Sole Member or the Guarantor, as applicable, with the result that the investment in the Borrower, the Sole Member or the Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Queens Place Whole Loan is in violation of law.

(23)       Anti–Money Laundering. None of the funds of the Borrower, the Sole Member or any Guarantor, as applicable, that are used to consummate this transaction are derived from or are the proceeds of any unlawful activity, with the result that the investment in the Borrower, the Sole Member or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Queens Place Whole Loan is in violation of law or may cause any of the Property to be subject to forfeiture or seizure. The Borrower has ascertained the identity of all persons and entities that have provided funds to capitalize the Borrower and has conducted verification procedures which are sufficient to establish the identity and source of such funds.

(24)       Tax Filings. To the extent required, the Borrower has filed (or has obtained effective extensions for filing) all federal state, commonwealth, district and local tax returns required to be filed and has paid or made adequate provision for the payment of all material federal, state, commonwealth, district and local taxes, charges and assessments payable by the Borrower, other than such taxes being contested in good faith through appropriate means. The Borrower’s tax returns (if any) properly reflect the income and taxes of the Borrower for the periods covered thereby, subject only to reasonable adjustments required by the IRS or other applicable tax authority upon audit after a final determination.

(25)       FIRPTA. The Borrower is, and has been treated consistently as, a disregarded entity for U.S. federal income tax purposes. The Person treated as the sole owner of Borrower for U.S. federal income tax purposes is not a “foreign person” within the meaning of Sections 1445 or 7701 of the Code.

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(26)       All of the representations and warranties in Article 4 of the Queens Place Loan Agreement and elsewhere in the Queens Place Loan Documents (i) will survive for so long as any portion of the principal balance remains owing to the Lender and (ii) will be deemed to have been relied upon by the Lender notwithstanding any investigation heretofore or hereafter made by the Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.19 of the Queens Place Loan Agreement of the will survive in perpetuity.

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